Pursuant to Rule 424(b)(5)

Registration No. 333-297406

Prospectus Supplement

(To Prospectus dated July 23, 2026)

Up to $20,000,000 Class A Ordinary Shares

YYForce Inc.

YYForce Inc. (the “Company,” “we,” “us,” or “our”) has entered into an At The Market Sales Agreement (the “Sales Agreement”) with Spartan Capital Securities, LLC (“Spartan”), serving as the sales agent (the “Sales Agent”) relating to the sale of our Class A ordinary shares, no par value (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the Sales Agreement, we may offer and sell our Class A Ordinary Shares from time to time up to an aggregate offering price of $20,000,000 through the Sales Agent.

Upon our delivery of a sale notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our Class A Ordinary Shares by methods deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations to sell our Class A Ordinary Shares. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of Class A Ordinary Shares sold pursuant to the Sales Agreement will be 3.75% of the gross proceeds of any Class A Ordinary Shares sold under the Sales Agreement. See “Plan of Distribution” for information relating to certain commissions and expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of the Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Spartan will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Class A Ordinary Shares trade on The Nasdaq Capital Market under the symbol “YFOR”. The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on October 2, 2026 was $1.46 per share. For a more detailed description of our Class A Ordinary Shares, see the section entitled “Description of the Securities we are Offering” beginning on page S-31 of this prospectus supplement.

The Company is authorized to issue an unlimited number of shares, divided into Class A Ordinary Shares, no par value, and Class B Ordinary Shares, no par value (up to a maximum of 5,000,000 Class B Ordinary Shares). As of the date of this prospectus supplement, there are 7,836,734 Class A Ordinary Shares (not including 646 treasury shares) and 5,000,000 Class B Ordinary Shares issued and outstanding. The rights of holders of the Class A Ordinary Shares and holders of the Class B Ordinary Shares are essentially identical except for voting rights. Holders of the Class A Ordinary Shares are entitled to one vote per share and holders of the Class B Ordinary Shares are entitled to 500 votes per share.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements. Following the enactment of the Holding Foreign Insiders Accountable Act on December 18, 2025, our executive officers and directors became subject to the reporting requirements of Section 16(a) of the Exchange Act, effective March 18, 2026. Our executive officers and directors remain exempt from the short-swing profit recovery provisions of Section 16(b) and the short selling prohibition of Section 16(c) of the Exchange Act. Our principal shareholders who are not directors or officers remain exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

In addition, we are an “emerging growth company” as defined under the U.S. federal securities laws. Under Rule 405 of the Securities Act, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Further, we are a “controlled company” as defined under the Nasdaq Stock Market Rules because as of the date of this prospectus supplement, Fu Xiaowei, the Chairman of our board of directors and our Chief Executive Officer, together with Zhang Fan, our Executive Director and Fu Xiaowei’s spouse, own approximately 0.24% of our total issued and outstanding Class A Ordinary Shares (not including any treasury shares), and 100% of our total issued and outstanding Class B Ordinary Shares, representing approximately 99.69% of the total voting power of our outstanding capital stock. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq.

Investing in these securities involves certain risks. See “Risk Factors” on page S-21 of this prospectus supplement and page 12 of the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus. You should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission (the “SEC”), the British Virgin Islands (“BVI”) Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Singapore or to any resident of Singapore and may not be offered or sold, directly or indirectly, in Singapore, or to or for the account of any resident of Singapore. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Singapore.

SPARTAN CAPITAL SECURITIES, LLC

The date of this prospectus supplement is October 5, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and accompanying base prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and accompanying base prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus, dated July 23, 2026, are part of a registration statement on Form F-3 (File No. 333-297406) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Documents by Reference,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Incorporation of Documents by Reference.”

Throughout this prospectus supplement, unless stated otherwise or the context otherwise requires, any references in this prospectus supplement and the accompanying base prospectus to the “Company,” “we,” “us” or “our” refer to YYForce Inc.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

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COMMONLY USED DEFINED TERMS

Except where the context otherwise requires and for purposes of this prospectus supplement only the term:

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company as amended and restated by a resolution of shareholders passed on November 3, 2023 and filed on November 10, 2023, and further amended and restated by a resolution of shareholders passed on December 31, 2025, and filed on January 16, 2026, together with the Amendment to the Amended and Restated Memorandum of Association filed on August 31, 2026, and as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company as amended and restated by a resolution of shareholders passed on November 3, 2023 and filed on November 10, 2023, and further amended and restated by a resolution of shareholders passed on December 31, 2025, and filed on January 16, 2026, and as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Memorandum and Articles of Association” means, collectively, the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association.

S-iv

 “BCA” means Building and Construction Authority of Singapore.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Class A Shares” means a class of shares of the Company with no par value and entitled to one (1) vote per share.

“Class B Shares” means a class of shares of the Company with no par value and entitled to five hundred (500) votes per share.

“Companies Act” means the BVI Business Companies Act (Revised Edition) 2020 of the BVI.

“Facadevision AI” means Facadevision AI Pte. Ltd.

“GST” means the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

“HDB” means the Housing & Development Board of Singapore.

“Hong Ye (SG)” means Hong Ye Group Pte. Ltd.

“Hong Ye (MY)” means Hong Ye (Maintenance) (MY) Sdn Bhd.

“MPL” means Mediaplus Limited and its subsidiaries. The subsidiaries are Mediaplus Venture Group Pte. Ltd., Mediaplus Digital Pte. Ltd., Mplus Elite Pte. Ltd. and M Synergatees Pte. Ltd. and Mediaplus Digital Sdn. Bhd.

“Pest Fighter” means Pest Fighter Pte. Ltd.

“Property Facility Services (SG)” means Property Facility Services Pte. Ltd.

“Property Facility Services (Laos)” means Property Facility Services (Laos) Sole Co., Ltd.

“RM” means Malaysian ringgit, the lawful currency of Malaysia.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“Talent Management” means Talent Management Holding Limited.

“Transocean” means Transocean Oil Pte. Ltd.

“Uniforce Security Services” means Uniforce Security Services Pte. Ltd.

“US$,” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

“YY Circle (MY)” means YY Circle Sdn Bhd.

“YY Circle (SG)” means YY Circle (SG) Private Limited.

“YY Circle (AU)” means YY Circle (AU) Pty Ltd.

“YY Circle (Korea)” means YY Circle Korea Co., Ltd.

S-v

“YY Circle (HK)” means YY Circle (HK) Pte. Limited.

“YY Circle (Netherlands)” means YY Circle Netherlands B.V.

“YY Circle (Perth)” means YY Circle (Perth) Pty Ltd.

“YY Circle (UAE)” means YY Circle Human Resources Consultancies LLC.

“YY Circle (UK)” means YY Circle UK Ltd.

“YY Circle (VN)” means YY Circle (Vietnam) Company Limited.

“YY Circle (TH)” means YY Circle (Thailand) Company Limited.

“YY Circle (Germany)” means YY Circle GmbH.

“YYCircle Hospitality” means YYCircle For Hospitality Services L.L.C.

“YY Circle (CA)” means YY Circle CA Inc.

“YY Circle (NYC)” means YY Circle NYC Inc.

“YY Group (US)” means YY Group US Inc.

“YY Holding (TH)” means YY Holding (Thailand) Co. Ltd.

“YY Logitech” means YY Logitech Pte. Ltd.

“YY Smart Tech” means YY Smart Tech Pte. Ltd.

“24IFM” means 24IFM Pte. Ltd.

This prospectus supplement contains translations of certain SGD amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “US$” or “$” are to United States dollars. The relevant exchange rates are listed below:

	Six months ended June 30,
	2026	2025
Period-end SGD: US$1 exchange rate	1.2943	1.2758
Period-average SGD: US$1 exchange rate	1.2791	1.3195

	As of December 31,
	2025	2024	2023
Year-end SGD: US$1 exchange rate	1.2841	1.3603	1.3186
Year-average SGD: US$1 exchange rate	1.3056	1.3380	1.3414

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

You should read this prospectus supplement, its accompanying base prospectus and the documents described under “Incorporation of Documents by Reference” before you invest in any of the securities offered by this prospectus supplement. We urge you to read the entire prospectus supplement, the accompanying base prospectus and such documents carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” (The “Risk Factors” is incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as filed with the SEC on April 21, 2026, and as amended on April 24, 2026 (the “2025 Annual Report”)),“Special Notice Regarding Forward-Looking Statements,” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2025 Annual Report and other SEC reports before deciding whether to buy our Class A Ordinary Shares.

Business Overview

YYForce Inc. (formerly known as YY Group Holding Limited, “YYForce,” “YFOR,” the “Company” or the “Group”) is a data and technology-driven enterprise headquartered in Singapore, specializing in intelligent labor matching, smart cleaning, integrated facility management (“IFM”) and technology-enabled services. Through its subsidiaries, the Group provides IFM services, manpower outsourcing services and other technology and digital solutions across Singapore, Malaysia and other regional markets. The Group intends to continue exploring opportunities to incorporate artificial intelligence (“AI”), robotics and other emerging technologies into its operations and service offerings as part of its longer-term growth strategy.

On September 2, 2026, the Company changed its corporate name from YY Group Holding Limited (“YYGH”) to YYForce Inc. (“YFOR”). The name change reflects the Group’s broader strategic direction and its continued evolution beyond its traditional manpower outsourcing and cleaning businesses into a diversified, technology-enabled enterprise.

Since its establishment in 2010, the Company has operated as a manpower solutions provider in the traditional recruitment industry. Recognizing the importance of digital transformation, the Company launched its proprietary YY Circle Super App (“YY App”) in June 2019, transforming its business model from traditional staffing to a technology-enabled manpower marketplace.

The YY App serves as a one-stop intelligent outsourcing platform, offering an end-to-end staffing solution that simplifies recruitment processes, enhances transparency and improves workforce efficiency. The platform caters to clients across diverse sectors, including hospitality, food and beverage and private clubs, and supports a growing online community of both part-time and full-time job seekers.

The Group subsequently expanded into professional cleaning and IFM services to complement its manpower outsourcing business. In recent years, the Group has increasingly integrated technology and automation into its operations, including the deployment of cleaning robots and automated machines at client sites and the development of the YY Smart iClean App, an Internet of Things (“IoT”)-based smart facility management system.

During the six months ended June 30, 2026, the Group continued to execute its diversification strategy by strengthening its IFM capabilities and expanding into AI, robotics and technology-enabled businesses. Subsequent to June 30, 2026, the Group further expanded its service portfolio through the incorporation of YY Logitech Pte. Ltd. and Facadevision AI Pte. Ltd. on August 3, 2026 and August 7, 2026, respectively and the acquisition of Xtreme Solution Pte. Ltd. on August 3, 2026. These transactions represent subsequent events and were not part of the Group’s operations or consolidated subsidiaries as of June 30, 2026.

These initiatives represent an important step in the Group’s evolution. The Group is progressively developing from a traditional manpower and cleaning services provider into a broader technology-enabled business platform that brings together people, technology, AI, robotics, IoT and facility management.

The Group intends to leverage its established operational capabilities, customer relationships and technology platforms to develop new service offerings, improve productivity and create additional sources of revenue.

Business Expansion and Diversification

Since 2018, the Company has diversified into professional cleaning services to complement its manpower outsourcing business. The cleaning division provides commercial cleaning, hospitality cleaning, industrial and façade cleaning, disinfection services, MICE and banquet stewarding and pest control services. To enhance service quality and productivity, the Group deploys cleaning robots and automated machines at selected client sites. The YY Smart iClean App further supports these operations through real-time monitoring of cleaning performance and facility usage, enabling customers to optimize resource allocation and improve visibility over operational performance.

Subsequent to June 30, 2026, the Group further expanded its IFM capabilities through the incorporation of FacadeVision AI Pte. Ltd., which operates within the Group’s IFM business and is intended to combine cleaning service capabilities with engineering design and consultancy activities. The Group intends to explore the application of AI and intelligent technologies to its existing operational capabilities and develop advanced cleaning-related services. The Group also expanded its Other Services segment through incorporation of YY Logitech Pte. Ltd. and the acquisition of Xtreme Solution Pte. Ltd. These businesses broaden the Group’s technology and service portfolio and support its strategy of developing additional digital and technology-enabled solutions. The Group views these initiatives as part of a broader diversification strategy. By combining its traditional operating businesses with technology, AI, robotics and digital capabilities, the Group seeks to create a more diversified and scalable business platform. The Group also expects potential opportunities for cross-selling and operational synergies across its existing customer base and business segments.

Strategic Acquisitions and Global Expansion

During the six months ended June 30, 2026, the Group continued to expand its service portfolio and technology capabilities through the following initiatives:

Integrated facility management (“IFM”) services

The Group continued to strengthen its IFM capabilities, including cleaning, property and facility management and security-related services. IFM remains an important part of the Group’s operating platform and provides opportunities to develop recurring customer relationships through ongoing service contracts.

On August 7, 2026, subsequent to the period end, the Company incorporated FacadeVision AI Pte. Ltd. in Singapore. The entity sits within the IFM segment and represents an expansion of the Group’s cleaning service capabilities into engineering design and consultancy activities. The Group intends to explore the use of AI and intelligent technologies to enhance its IFM and cleaning operations.

Other services

On August 3, 2026, subsequent to the period end, the Group acquired Xtreme Solution Pte. Ltd. The acquisition further broadens the Group’s portfolio and provides additional opportunities to diversify its revenue base and expand its customer and service offerings. The consideration, ownership interest and accounting treatment of the acquisition are disclosed in Note 20 to the unaudited consolidated financial statements under subsequent events.

On August 3, 2026, subsequent to the period end, the Group incorporated YY Logitech Pte. Ltd. as a new subsidiary. The incorporation further expands the Group’s technology portfolio and supports its broader strategy of developing digital and technology-enabled solutions.

The Group believes these initiatives may create opportunities to combine its technology capabilities with its existing IFM and manpower operations. Management will remain focused on disciplined integration, operational execution and prudent capital allocation as the Group continues to expand.

Revenue Composition

For the period under review, the Group’s revenue was primarily derived from three key business segments:

(i)	Integrated Facilities Management (“IFM”) Services - comprising cleaning, property and facility management and security services. IFM remains a core component of the Group’s business and is supported by its operational workforce, technology platforms and increasing adoption of automation. FacadeVision AI Pte. Ltd. will be included within this segment from August 2026.

(ii)	Manpower Outsourcing Services - including technology-enabled staffing and labor matching services delivered through the YY App. The Group continues to leverage its digital platform to improve recruitment processes, workforce matching, deployment efficiency and transparency.

(iii)	Other Services - including web design and development, digital marketing, technology-related services and rental income from investment properties. Subsequent to the reporting period, the Group incorporated YY Logitech Pte. Ltd. and acquired Xtreme Solution Pte. Ltd., which are expected to contribute to the Group’s Other Services segment following their respective incorporation and acquisition. The Group expects these and other complementary technology-related businesses to support the diversification of its service portfolio and become increasingly relevant to its overall business mix over time.

The Group’s diversification strategy is intended to reduce its reliance on any single business activity over time and provide additional revenue opportunities for growth.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact that Fu Xiaowei, the Chairman of our board of directors and our Chief Executive Officer, together with Zhang Fan, our Executive Director and Fu Xiaowei’s spouse, own approximately 0.24% of our total issued and outstanding Class A Ordinary Shares (not including any treasury shares), and 100% of our total issued and outstanding Class B Ordinary Shares, representing approximately 99.69% of the total voting power of our outstanding capital stock. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to specifically rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption in the future, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

For a discussion of the risks associated with our current controlled company status, as well as the potential loss of such status following this offering, see “Risk Factors — We are currently a ‘controlled company’ under the rules of the Nasdaq Capital Market, but we may cease to be a controlled company following this offering” on page S-25 of this prospectus supplement.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	following the enactment of the Holding Foreign Insiders Accountable Act on December 18, 2025, our executive officers and directors became subject to the reporting requirements of Section 16(a) of the Exchange Act, effective March 18, 2026. Our executive officers and directors remain exempt from the short-swing profit recovery provisions of Section 16(b) and the short selling prohibition of Section 16(c) of the Exchange Act. Our principal shareholders who are not directors or officers remain exempt from Section 16 of the Exchange Act.

Recent Developments

Increase of the Voting Rights of the Class B Ordinary Shares

On December 31, 2025, the Company, by a resolution of the shareholders pursuant to Regulation 7.21 of the Company’s articles of association, approved and adopted the Amended and Restated Memorandum and Articles of Association of the Company to change the voting rights of the Company’s Class B Ordinary Shares from 20 votes per share to 500 votes per share. The Shareholder Resolution was approved by a majority of the holders of Class A Ordinary Shares of the Company. The Company filed the Amended and Restated Memorandum and Articles of Association with the Registry of Corporate Affairs of the British Virgin Islands on January 16, 2026.

Warrant Purchase Agreements

On January 27, 2026, the Company entered into warrant repurchase agreements (the “Warrant Repurchase Agreements”) with the holders of the September 2025 Warrants (the “Holders”), pursuant to which the Company agreed to repurchase all unexercised 14,285,718 September 2025 Warrants at a repurchase price of $0.06 per September 2025 Warrant, for total purchase price of $857,143. The Company has also granted the Holders a participation right on a pro-rata basis of one third in any Subsequent Placement (as defined in the Repurchase Agreements), subject to certain exemptions, undertaken by the Company for a period from the date of the Repurchase Agreements to December 11, 2026. This offering is an Exempt Issuance (as defined in the Repurchase Agreement). The Holders’ participation right will not apply to this offering.

Security Promissory Note and Pledge Agreement

On January 28, 2026, the Company issued a Secured Promissory Note (the “Note”) to Ault Lending, LLC (the “Lender”) in the principal amount of $1,100,000 (the “Principal Amount”) for a purchase price of $1,000,000. The Principal Amount includes an original issuance discount of $80,000 and a one-time due diligence and structuring fee of $20,000. In connection with the Note, on January 28, 2026, Fu Xiaowei, the Company’s Chairman of Board and Chief Executive Officer, and Zhang Fan, the Company’s Executive Director (collectively, the “Pledgors” and each, a “Pledgor”), entered into a pledge agreement (the “Pledge Agreement”) with the Lender. Pursuant to the Pledge Agreement, the Pledgors pledged to the Lender 100% of the Class A Ordinary Shares and Class B Ordinary Shares of the Company held by the Pledgors (collectively, the “Pledged Shares”). The Pledge Agreement secures all of the Company’s obligations under the Note and grants the Lender a continuing, first-priority security interest in the Pledged Shares, including all associated substitutions, replacements, proceeds, and distributions, as well as all rights relating thereto. Upon the occurrence and continuance of certain events of default under the Note, the Lender is entitled to exercise customary secured party remedies with respect to the Pledged Shares, subject to applicable notice and cure provisions. In connection with the foregoing offering, Spartan received a placement fee in the amount of $70,000 for serving as placement agent of such offering. In addition, certain employees of Spartan entered into an agreement with Ault Lending, LLC whereby they are participants in the investment by Ault Lending, LLC into the Company as discussed above and such employees may receive profits as a result of such participation.

Pursuant to the Share Purchase Agreement (the “PFS Agreement”) entered into on January 21, 2025 between the Company, PFS and PFS’s shareholders (the “Vendors”), on January 29, 2026, the Company entered into a supplemental agreement with the Vendors (the “Supplemental Agreement”) to amend the PFS Agreement. Upon the Supplemental Agreement, the Company agrees to pay the Vendors, instead of the Consideration Shares, 1,614,476 Class A Ordinary Shares with a fixed value of SGD$392,000 on March 2, 2026. Additionally, the Company has granted the Vendors a two-year put right after March 2, 2026, requiring the Company to repurchase the shares for cash at no less than their issuance price if the Class A Ordinary Shares are delisted from The Nasdaq Capital Market.

Securities Purchase Agreement with Ault Lending, LLC and a Certain other Institutional Investor

On February 27, 2026, the Company entered into a Securities Purchase Agreement (the “SPA”) with Ault Lending, LLC and a certain other institutional investor (the “SPA Investors”), pursuant to which the Company will offer and sell, in two tranches (the “SPA Offering”) (i) up to $11,880,000 in aggregate principal face amount of 8% original issue discount Convertible Promissory Notes of the Company (each a “Convertible Note” and collectively, the “Convertible Notes”), which Convertible Notes shall be convertible (the “Conversion Shares”) into Class A Ordinary Shares pursuant to the terms and conditions set forth in the Convertible Notes and (ii) related warrants (each a “Warrant” and collectively, the “Warrants”), which Warrants are exercisable for Class A Ordinary Shares (the “Warrant Shares”). At the initial closing of the SPA Offering, subject to the terms and conditions of the SPA, the Company will issue to the SPA Investors (a) Convertible Notes in the aggregate principal amount of $5,940,000 (the “Initial Tranche”), reflecting gross proceeds prior to expenses and fees in connection with the offering of $5,500,000 after giving effect to the 8% original issue discount, and (b) Warrants to purchase initially up to a number of Warrant Shares equal to 100% of the number of Conversion Shares issuable under the Convertible Note issued in the Initial Tranche issued to such SPA Investors on the closing date of the Initial Tranche, subject to adjustment as set forth therein. On or prior to the thirtieth (30th) calendar day following the date of the SPA (or if such day is not a trading day, on the next succeeding trading day), subject to the terms and conditions set forth therein, the Company will issue to the SPA Investors (i) additional Convertible Notes in the aggregate principal amount of $5,940,000 (the “Second Tranche”), reflecting gross proceeds prior to expenses and fees in connection with the offering of up to $5,500,000 after giving effect to the 8% original issue discount, and (ii) Warrants to purchase initially up to a number of Warrant Shares equal to 100% of the number of Conversion Shares issuable under the Convertible Note issued in the Second Tranche issued to such SPA Investors on the closing date of the Second Tranche, subject to adjustment as set forth therein.

The Convertible Notes carry an 8% original issue discount and have a term of 24 months from the original issuance date (the “Maturity Date”). In addition to the original issue discount, the Convertible Notes bear interest at a rate of 10% per annum, payable in cash upon the Maturity Date or in Class A Ordinary Shares upon the earlier conversion of the Convertible Notes, unless an event of default occurs, in which case the interest rate shall be increased to eighteen percent (18%) per annum, payable in cash in arrears on the first trading day of each calendar month during the continuance of such event of default. The Convertible Notes are convertible at the option of the holder into Conversion Shares at any time after their issuance. The conversion price is the greater of (x) $0.092 per share (the “Floor Price”), which Floor Price shall be adjusted for share dividends, share splits, stock combinations and other similar transactions, and (y) the lower of 80% of the lowest trading price of the Class A Ordinary Shares during the six (6) trading days immediately prior to (A) the date of the SPA or (B) the conversion date, but not greater than $1.50 per share, subject to adjustment as provided in the Convertible Notes. The holder’s ability to convert is subject to a beneficial ownership limitation of 4.99% (which may be increased up to 9.99% upon 61 days’ notice). The Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is five years after their issuance. Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Warrant Shares purchased upon such exercise, except in the case of a cashless exercise. Holders may, in lieu of making the cash payment otherwise contemplated to be made upon the exercise of the Warrants, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined in accordance with the formula set forth therein. In connection with the foregoing offering, Spartan will receive a placement fee for serving as placement agent of such SPA Offering in the amount of 7.5% of the aggregate gross proceeds raised in such SPA Offering. In addition, certain employees of Spartan entered into an agreement with Ault Lending, LLC whereby they are participants in the investment by Ault Lending, LLC into the Company as discussed above and such employees may receive profits as a result of such participation.

The initial tranche closing of the SPA Offering was completed on March 2, 2026. At the initial tranche closing, the Company issued to the SPA Investors (i) Convertible Notes in the aggregate principal amount of $5,940,000, reflecting gross proceeds prior to expenses and fees in connection with the offering of $5,500,000 after giving effect to the 8% original issue discount, and (ii) Warrants to purchase initially up to 47,255,369 Warrant Shares.

The SPA Offering was made pursuant to the Company’s (i) shelf registration statement on Form F-3 (File No. 333-286705) filed with the Commission on April 23, 2025, and declared effective by the Commission on April 30, 2025 and (ii) a prospectus supplement filed by the Company with the Commission on February 27, 2026 pursuant to Rule 424(b)(5) of the Securities Act, which also relates to the offer and sale of the Convertible Notes, Warrants, Conversion Shares and Warrant Shares.

February 2026 ATM Agreement

On February 27, 2026, the Company” entered into an At The Market Sales Agreement (the “February 2026 Sales Agreement”) with Spartan Capital Securities, LLC (“Spartan”), serving as the lead sales agent, and Wilson-Davis & Co., Inc. (“WDCO,” and together with Spartan, the “Sales Agents”), serving as an additional agent, pursuant to which the Company may offer and sell, from time to time at its sole discretion through the Sales Agents, Class A ordinary shares, of the Company up to an aggregate offering price of $20 million (the Class A ordinary shares to be sold pursuant to the February 2026 Sales Agreement, the “Shares”). The offer and sale of the Shares, if any, will be made pursuant to the Company’s shelf registration statement on Form F-3 (File Number 333-286705), including the base prospectus contained therein, which was initially filed with the United States Securities and Exchange Commission (the “Commission”) on April 23, 2025, and was declared effective by the Commission on April 30, 2025 and as supplemented by the prospectus supplement, dated February 27, 2026, filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act, relating to the Shares which may be issued from time to time pursuant to the February 2026 Sales Agreement.

Under the February 2026 Sales Agreement, subject to the terms of the Sales Notice (as defined in the February 2026 Sales Agreement), the Sales Agents may sell Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on or through The Nasdaq Capital Market, on any other existing trading market for the Class A Ordinary Shares or to or through a market maker. If expressly authorized by the Company, the Sales Agents may also sell the Shares in privately negotiated transactions.

The Sales Agents will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agents a placement fee of 3.75% of the gross proceeds from the sale of the Shares sold through the Sales Agents under the February 2026 Sales Agreement and will reimburse the Sales Agents for certain expenses in connection with entering into the February 2026 Sales Agreement.

The Company is not obligated to make any sales of Shares under the February 2026 Sales Agreement and no assurance can be given that it will sell any Shares under the February 2026 Sales Agreement, or, if it does, as to the price or number of Shares that it will sell, or the dates on which any such sales will take place. The Company intends to use (i) up to SGD$816,000 (approximately US$639,600) for the repayment of a business loan to Bizcap Sg Pte Ltd, which bears interest at a rate of 25% per annum and matures on April 8, 2027, (ii) USD1,366,452.50 for the repayment of the convertible note given by Ault Lending, LLC by December 31, 2026, and (iii) any additional net proceeds from this offering for general corporate purposes, which may include business diversification and development initiatives and capital expenditures. The Company may also use a portion of the net proceeds to appoint professionals to explore potential acquisitions or strategic investments in complementary businesses or technologies; however, as of the date of this report, the Company has not entered into any definitive agreements. In the event that any net proceeds are not immediately applied, the Company may temporarily hold them as cash or deposit them in banks.

The February 2026 Sales Agreement may be terminated by the Company or Spartan as set forth in the February 2026 Sales Agreement. Any termination of the February 2026 Sales Agreement shall be effective on the date specified in such notice of termination, provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agents or the Company, as the case may be. If such termination shall occur prior to the settlement date for any sale of the Shares, such sale of the Shares shall settle in accordance with the provisions of Section 2(b) of the February 2026 Sales Agreement.

In addition, the Company has agreed in the February 2026 Sales Agreement to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act. The February 2026 Sales Agreement also contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

On March 30, 2026 the Company instructed Sales Agents to pause the ATM offering, effective immediately. On April 28, 2026, the Company and the Sales Agents relaunched the ATM offering. On June 16, 2026, the Company announced the completion of the ATM offering. As of June 16, 2026, the Company had issued an aggregate of 93,880,252 Class A ordinary shares (adjusted to give effect to the March 2026 Reverse Share Split (as defined below)) under the February 2026 Sales Agreement, resulting in gross proceeds of approximately US$20 million. After payment of the sales agents’ commission of 3.75% of the gross proceeds and certain other offering expenses, the Company received net proceeds of approximately US$19.1 million. No further share sales will be made under this ATM Program, effectively concluding the facility as of June 16, 2026.

Reverse Share Split

Effective March 23, 2026 the Company completed a 1-for-50 reverse split of the Company’s Class A ordinary shares (the “March 2026 Reverse Share Split”).

Effective June 23, 2026, the Company completed a 1-for-30 reverse split of the Company’s Class A ordinary shares (the “June 2026 Reverse Share Split”).

Ault Share Purchase Agreement

On March 18, 2026, the Company entered into a share purchase agreement with Ault & Company, Inc., (“Ault”). Pursuant to such share purchase agreement, the Company agreed to purchase, from time to time, up to 250,000 shares of Series C Redeemable Preferred Stock of Ault (the “Preferred Shares”). The purchase price is $1,000 per Preferred Share, with each such share having a stated value of $1,000.

Bonus Announcement

On June 23, 2026, the Company, by a resolution of the board resolution pursuant to Regulation 8.14 of the Company’s Amended and Restated Memorandum and Articles of Association (the “Board Resolution”), approved and authorized the payment of one-time performance bonuses for professional services rendered during the fiscal year ended December 31, 2025, to the following directors of the Company as set forth in the schedule below (collectively, the “Bonuses”):

1)	Ms. Zhang Fan, in her capacity as Business Development Director of the Company, was awarded a one-time performance bonus in the amount of US$200,000.

2)	Mr. Fu Xiaowei, in his capacity as Executive Director of the Company, was awarded a one-time performance bonus in the amount of US$300,000.

The Bonuses were fully funded and paid by the Company on June 23, 2026, in the form of cash.

Director Debt Acknowledgment and Repayment Agreement

On June 9, 2026, the Company, TransOcean, and Yeo Khee Seng Benny, a director of TransOcean, entered into a Director Debt Acknowledgment and Repayment Agreement (the “Repayment Agreement”). Pursuant to the Repayment Agreement, Yeo Khee Seng Benny irrevocably acknowledged and confirmed that an outstanding amount of SGD 3,582,514.54 (the “Outstanding Amount”) is a valid and enforceable debt owed by Yeo Khee Seng Benny to the Company, in connection with amounts previously advanced, paid, incurred or otherwise attributable to Yeo Khee Seng Benny as recorded in the books and records of the relevant subsidiary and/or the Company. The Outstanding Amount bears interest at a rate of 7% per annum, calculated on the outstanding principal balance from the effective date of the Repayment Agreement until the Outstanding Amount is repaid in full. Yeo Khee Seng Benny has irrevocably agreed and undertaken to repay the Outstanding Amount, together with all accrued and unpaid interest, in full within twelve (12) months from the effective date of the Repayment Agreement.

Acquisition of Xtreme Solution Pte. Ltd

On August 3, 2026, the Company entered into a Sale and Purchase Agreement (the “Agreement”) with Ren Yinan (the “Seller”), pursuant to which the Company, agreed to acquire ninety-five percent (95%) of the total issued and outstanding equity interest (the “Sale Shares”) in Xtreme Solution Pte. Ltd (the “Target”), a company incorporated under the laws of Singapore operating a wholesale trade of computer hardware, software, competitive gaming peripherals, and other goods (the “Acquisition”).

The aggregate consideration for the Sale Shares is 4.5 million Singapore Dollars (“S$”) (approximately US$3.5 million), payable through a combination of S$900,000 in cash and Class A ordinary shares of the Company with an aggregate value of S$3.6 million (the “Consideration Shares”).

On August 3, 2026, the Company received the Sale Shares and became a 95% shareholder of the Target. On the same day, the Company issued 3,787,379 Class A ordinary shares to the Seller as the Consideration Shares, in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S promulgated thereunder. As of the date of this prospectus supplement, the Company has made S$760,000 in cash payments, with the remaining S$140,000 balance due and payable before November 2, 2026. Seller’s ownership of the Consideration Shares is approximately 48.33% of our total issued and outstanding Class A Ordinary Shares (not including any treasury shares), representing approximately 0.15% of the total voting power of our outstanding capital stock

In connection with the Acquisition, the Company also entered into (1) a shareholders’ agreement (the “SHA”) with the Target and Soh Weilun, the shareholder owning the remaining 5% equity interest in the Target, providing the Company with (a) a right of first refusal for the shares of the Target held by Soh Weilun, (b) a right to appoint three directors to the four-director board of directors of the Target, and (c) a tag-along right for Soh Weilun in the event the Company sells its shares of Target, among others; and (2) a deed of non-competition and non-solicitation (the “Non-Compete Deed”) with the Seller and the Target, which prohibits the Seller for three years from the Completion Date from engaging in any business competing with the Target’s business in Singapore or other relevant jurisdictions, soliciting or diverting the Target’s customers, clients or suppliers, or soliciting, employing or engaging the Target’s directors, officers or employees, that was the Target’s customers, clients or suppliers, directors, officers or employees any time during the 12 months prior to the Completion Date.

Issuance of Class A Ordinary Shares to Certain Advisors

On August 4, 2026, the Company issued 304,879 Class A ordinary shares for a nominal consideration of US$1 to an unaffiliated third-party advisor for consulting services relating to the implementation of standard operating procedures for the Company’s departments and subsidiaries, pursuant to a consulting agreement with such advisor. These shares had an aggregate value of US$300,000, calculated at 80% of the average closing price of the Company’s Class A ordinary shares over the five trading days immediately prior to the date of issuance of such shares.

On the same day, the Company also issued 304,879 Class A ordinary shares for a nominal consideration of US$1 to another unaffiliated third-party advisor for consulting services relating to artificial intelligence and humanoid robotics industries, pursuant to a consulting agreement with such advisor. These shares had an aggregate value of US$300,000, calculated at 80% of the average closing price of the Company’s Class A ordinary shares over the five trading days immediately prior to the date of issuance of such shares.

In addition, on the same day, the Company issued 237,833 Class A ordinary shares for a nominal consideration of US$1 to the shareholder of another unaffiliated service provider, for renovation and fit-out services, pursuant to a renovation and fit-out agreement entered into by and among the service provider, the Company, and Uniforce Security Services Pte. Ltd., a subsidiary of the Company. These shares had an aggregate value of SGD 300,000, calculated at 80% of the average closing price of the Company’s Class A ordinary shares over the five trading days immediately prior to the date of issuance of such shares.

Immediately following the foregoing issuances, the Company had 7,837,380 Class A ordinary shares issued and outstanding. The Class A ordinary shares issued to the advisors have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction. These shares were offered pursuant to the exemption afforded by Section 4(a)(2) of the Securities Act.

Change of Name

On August 19, 2026, the board of directors of the Company approved the change of the Company’s name from “YY Group Holding Limited” to “YYForce Inc.”, with effect from the date of the certificate of incorporation reflecting the new name to be issued by the Registrar of Companies in the British Virgin Islands (the “BVI Registrar”) (the “Change of Name”). On August 31, 2026, the Company filed an amendment to the Amended and Restated Memorandum and Articles of Association of the Company with the BVI Registrar to reflect the Change of Name.

On September 2, 2026, the Change of Name went effective on the market and the Company’s Class A ordinary shares started trading on the Nasdaq Capital Market under new ticker symbol “YFOR.”

Appointment of Chief Strategy Officer

On September 14, 2026, the Company entered into an employment agreement with Andrew Davison and Mr. Davison was appointed as Chief Strategy Officer of the Company effective on September 14, 2026.

Corporate History and Structure

Our Company was incorporated in the British Virgin Islands on February 21, 2023, under the Companies Act as a company with limited liability. The Company is authorized to issue an unlimited number of shares, divided into Class A Ordinary Shares and Class B Ordinary Shares (up to a maximum of 5,000,000 Class B Ordinary Shares). As of the date of this prospectus supplement, there are 7,836,734 Class A Ordinary Shares issued and outstanding (not including 646 treasury shares) and 5,000,000 Class B Ordinary Shares issued and outstanding.

Organization Chart

The chart below sets out our corporate structure as of the date of this prospectus supplement.

Subsidiaries

A description of our subsidiaries is set forth below.

YY Circle (SG)

On June 13, 2019, YYJOBS Pte. Ltd. was incorporated in Singapore as a private company limited by shares. It commenced business on June 13, 2019 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. On July 24, 2019, YYJOBS Pte. Ltd. changed its company name to YYLIFE Pte. Ltd. On November 29, 2022, YYLIFE Pte Ltd changed its corporate name to YY Circle (SG) Private Limited. As part of a group reorganization on August 1, 2023, YY Circle (SG) became a wholly owned subsidiary of our Company.

Hong Ye (SG)

On December 28, 2010, Hong Ye (SG) was incorporated in Singapore as a private company limited by shares. Hong Ye (SG) commenced business on December 28, 2010 and is principally engaged in the operation of an employment agency focusing on providing casual labor and cleaning services to customers. As part of a group reorganization on August 1, 2023, Hong Ye (SG) became a wholly owned subsidiary of our Company.

YY Circle (MY)

On July 22, 2022, YY Circle (MY) was incorporated in Malaysia as a private company limited by shares. YY Circle (MY) commenced business on July 22,2022 and is principally engaged in the provision of manpower outsourcing services to our customers via the YY App. As part of a group reorganization on 3 May 2023, YY Circle (MY) became a majority owned subsidiary of our Company, with a remaining 10% of the Company owned by Teng Sin Ken, who is the Company’s Chief Information Officer and a director of YY Circle (MY).

Hong Ye (MY)

On November 8, 2022, Hong Ye (MY) was incorporated in Malaysia as a private company limited by shares. Hong Ye (MY) commenced business on November 8, 2022 and is principally engaged in the provision of cleaning services to our customers. As part of a group reorganization on 3 May 2023, Hong Ye (MY) became a wholly owned subsidiary of our Company.

YY Circle (AU)

On June 14, 2023, YY Circle (AU) was incorporated in New South Wales, Australia as a proprietary company limited by shares.

On January 12, 2024, Samuel Nicolas Astbury, the former director of YY Circle (AU) transferred 100% shares to Andrew Dvash.

On March 1, 2024, Andrew Dvash, who is a director of YY Circle (AU) transferred 95% of shares to the Group CEO Fu Xiaowei.

On May 1, 2024, Fu Xiaowei transferred all the shares to our Company. YY Circle (AU) became a majority owned subsidiary, with a remaining 5% of the company owned by Andrew Dvash.

On July 1, 2024, Andrew Dvash formally resigned as a director of YY Circle (AU) and transferred his 5% shareholding to Fu Xiaowei. Concurrently, Fu Xiaowei was appointed as a director of YY Circle (AU).

On July 29, 2024, Ricky Walker was appointed as a director of YY Circle (AU) and received a transfer of 5% shareholding from Fu Xiaowei. Subsequently, on July 31, 2024, Fu Xiaowei resigned from his position as a director of YY Circle (AU).

YY Circle (VN)

On February 6, 2024, YY Circle (VN) was incorporated in Vietnam as a limited liability company with multiple members by shares. YY Circle (VN) commenced business on February 6, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (VN) is a majority owned by our subsidiary YY Circle (SG), with a remaining 5% of the company owned by Tran Hai Lan, who is a director of YY Circle (VN).

YY Circle (UAE)

On July 15, 2024, YY Circle (UAE) was incorporated in UAE as a limited liability company with multiple members by shares. YY Circle (UAE) commenced business on July 15, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UAE) was initially majority owned by Group CEO, Fu Xiaowei, with the remaining 5% of the company owned by Ramy Mahmoud Kamel Attia, who is also a director of YY Circle (UAE).

On December 16, 2024, Fu Xiaowei transferred all his shares to YYForce Inc., resulting in YY Circle (UAE) becoming a majority-owned subsidiary of YYForce Inc. Ramy Mahmoud Kamel Attia continues to hold 5% of the shares and remains a director of YY Circle (UAE).

Mediaplus Limited

On July 29, 2024, Mediaplus Limited was officially incorporated in the British Virgin Islands (BVI). As a wholly-owned subsidiary of YYForce Inc., this incorporation marks a strategic milestone in YY Group’s expansion and diversification initiatives. On January 2, 2025, Mediaplus Limited acquired 54% of the shares in Mediaplus Venture Group Pte Ltd, thereby becoming the majority owner of the company.

Mediaplus Venture Group Pte Ltd is the sole owner of Mediaplus Digital Pte. Ltd., a private company limited by shares incorporated in Singapore on November 1, 2013.

Mediaplus Venture Group Pte. Ltd. is the sole owner of Mplus Elite Pte. Ltd., a private company limited by shares incorporated in Singapore on May 16, 2015.

Mediaplus Venture Group Pte. Ltd. is the sole owner of M Synergates Pte. Ltd., a private company limited by shares incorporated in Singapore on June 26, 2020.

Mediaplus Venture Group Pte Ltd is the sole owner of Mediaplus Digital Sdn. Bhd., a private company limited by shares incorporated in Malaysia on November 16, 2021.

YY Circle (Korea)

On July 29, 2024, YY Circle (Korea) was incorporated in Korea as a limited liability company with multiple members by shares. YY Circle (Korea) commenced business on July 29, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Korea) is a majority owned by the company, with a remaining 5% of the company owned by Kim In Soo, who is a director of YY Circle (Korea).

On December 4, 2024, Kim In Soo transferred his shares to the Group and YY Circle (Korea) became wholly owned by the Company.

YY Circle (HK)

On October 26, 2022, YY Circle (HK) was incorporated in Hong Kong as a limited liability company with sole member by shares. YY Circle (HK) commenced business on October 26, 2022 and is principally engaged in the provision of manpower outsourcing service to customers via the YY App. YY Circle (HK) is a majority owned by the Company, with a remaining 10% of the company owned by Anthony Ip, who is a director of YY Circle (HK).

YY Circle (UK)

On August 3, 2024, YY Circle (UK) was incorporated in England and Wales as a limited liability company with multiple members by shares. YY Circle (UK) commenced business on August 3, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (UK) is a majority owned by the company, with a remaining 5% of the company owned by Alper Zan, who is a director of YY Circle (UK).

YY Circle (Perth)

On October 17, 2024, YY Circle (Perth) was incorporated in Perth as a limited liability company with multiple members by shares. YY Circle (Perth) commenced business on October 15, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Perth) is a majority owned by the company, with a remaining 5% of the company owned by Wai Yip Yuen, who is a director of YY Circle (Perth).

YY Smart Tech

On December 2, 2024, YY Smart Tech Pte Ltd was incorporated in Singapore as a limited liability company with multiple members by shares. YY Smart Tech Pte Ltd commenced business on December 2, 2024 and is principally established to consolidate and enhance the company’s IT services. YY Smart Tech Pte Ltd is a majority owned by the company, with a remaining 20% of the company owned by Qin Qin, who is a director of YY Smart Tech Pte Ltd.

YY Circle (Netherlands)

On December 18, 2024, YY Circle (Netherlands) was incorporated in Netherlands as a limited liability company with multiple members by shares. YY Circle (Netherlands) commenced business on December 18, 2024 and is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Netherlands) is a majority owned by the company, with a remaining 5% of the company owned by KSK Group International B.V.

YY Circle (Germany)

On January 21, 2025, YY Circle (Germany) was incorporated in Germany as a limited liability company with multiple members by shares. YY Circle (Germany) is principally engaged in the provision of manpower outsourcing service to our customers via the YY App. YY Circle (Germany) is majority owned by the Company, with a remaining 5% of the company owned by Sam Wanigaratna, Wedel, who is the director of YY Circle (Germany) .

Property Facility Services (SG)

On May 9, 2001, Property Facility Services (SG) was incorporated in Singapore as a private company limited by shares. Property Facility Services (SG) principally engaged in the business of providing property and integrated facilities management solutions. Property Facility Services (SG) owns 25% of PFS-FEDA Pte. Ltd., a private company limited by shares incorporated in Singapore on March 4, 2024.

On January 21, 2025, Property Facility Services (SG) is a majority owned by YYForce Inc., with a remaining 0.0001% of the company owned by EggSystems.Com,Inc,

On December 3, 2025, Property Facility Services (SG) became wholly owned by YYForce Inc.

Uniforce Security Services

On May 12, 2017, Uniforce Security Services was incorporated in Singapore as a private company limited by shares. Uniforce Security Services is principally engaged in the business of providing private security services.

On June 2, 2025, Uniforce Security Services is wholly owned by YYForce Inc.

YY Holding (TH)

On April 4, 2025, YY Holding (TH) was incorporated in Thailand as a limited liability company with multiple members by shares. YY Holding (TH) is majority owned by the Company, with a remaining 1% of the company owned by Jirapat Haetanurak, who is the director of YY Holding (TH).

YY Holding (TH) owns 49% of YY Circle (TH), a limited liability company incorporated in Thailand on April 5, 2023. The remaining 51% shares of YY Circle (TH) are owned by Jirapat Haetanurak, who is the director of YY Circle (TH). YY Circle (TH) is principally engaged in acting as an intermediary in the arrangement and provision of manpower services.

Transocean

On March 18, 2003, Transocean was incorporated in Singapore as a private company limited by shares. Transocean is principally engaged in the business of investment holding.

On May 5, 2025, Transocean is majority owned by the Company, with the remaining 30% of the company owned by Yeo Ye Qin Eva and 17% of the company owned by Yeo Khee Seng Benny, who is the director of Transocean.

24IFM

On August 18, 2021, 365IFM Pte. Ltd. was incorporated in Singapore as a private company limited by shares. On June 10, 2025, the name of the company was changed to 24IFM Pte. Ltd., principally engaged in the business of publishing of software/applications.

On June 10, 2025, 24IFM is wholly owned by YYForce Inc.

Pest Fighter

On August 13, 1994, Pesticide Pest Control Pte. Ltd. was incorporated in Singapore as a private company limited by shares. On July 1, 2025, Pest Fighter is wholly owned by YYForce Inc.

On July 3, 2025, the name of the company was changed to Pest Fighter Pte. Ltd., principally engaged in the business of providing pest control services and freight transport by road.

YY Circle Hospitality

On October 15, 2025, YY Circle Hospitality was incorporated in United Arab Emirates as a limited liability company by shares. YY Circle Hospitality commenced business on October 15, 2025 and is principally engaged in hospitality services. YY Circle Hospitality is wholly owned by the YY Circle (UAE).

Talent Management

On 31 December 2025, Talent Management was incorporated in Hong Kong as a private company limited by shares. The Company’s principal activities are to function as a holding company for its operating subsidiaries, which will be engaged in the provision of manpower outsourcing services.. Talent Management is wholly owned by YYForce Inc.

YY Group (US)

On January 7, 2026, YY Group (US) was incorporated in the State of Delaware as a private company limited by shares.

The organizational meeting (and confirmation that the Articles of Incorporation were filed/issued on the same date) was held on January 7, 2026. YYForce Inc. holds 100% of the shares in YY Group (US). The initial director is Yilei Yu, who also serves as President/CEO, CFO and Secretary. YY Group (US) functions as the U.S. holding entity, holding 95% of YY Circle (CA) and 95% of YY Circle (NYC), with the remaining 5% in each held by Yilei Yu.

On July 1, 2026, YY Group (US) is wholly owned by YYForce Inc.

YY Circle (CA)

On January 2, 2026, YY Circle (CA) was incorporated in the State of California as a CA General Stock Corporation.

Following incorporation, the organisational meeting confirmed the initial shareholding as YY Group (US) (95%) and Yilei Yu (5%), and appointed Yilei Yu as the sole initial director and as President/CEO, CFO (deemed Treasurer), and Secretary.

On July 1, 2026, YY Group (CA) is wholly owned by YYForce Inc.

YY Circle (NYC)

On January 12, 2026, New York State Department of State accepted the filing of the Certificate of Incorporation for YY Circle (NYC). Following incorporation, the organizational meeting confirmed the initial shareholding as YY Group (US) (95%) and Yilei Yu (5%), and appointed Yilei Yu as the sole initial director and as CEO.

On July 1, 2026, YY Group (NYC) is wholly owned by YYForce Inc.

Property Facility Services (Laos)

On June 11, 2026, Property Facility Services (Laos) was incorporated in Vientiane as a private company limited by shares. Talent Management is wholly owned by YYForce Inc.

Xtreme Solution (SG)

On April 28, 2011, Xtreme Solution (SG) was incorporated in Singapore as a private company limited by shares. Property Facility Services (SG) principally engaged in the business of wholesale distribution of information technology products, computer hardware, peripherals, software and related technology products. The Company also engages in the retail sale of computer hardware, peripheral equipment and computer software.

On August 3, 2026, Xtreme Solution (SG) is a majority owned by YYForce Inc., with a remaining 5% of the company owned by Soh Weilun (Su Weilun), who is the director of Xtreme Solution (SG).

YY Logitech

On August 3, 2026, YY Logitech was incorporated in Singapore as a private company limited by shares. The Company’s principal activities are the provision of moving services. Following incorporation, the initial shareholding was confirmed as YYForce Inc. (95%) and Sunther Manoher (5%). Sunther Manoher was appointed as the initial director.

Facadevision AI

On August 7, 2026, Facadevision AI was incorporated in Singapore as a private company limited by shares. The Company’s principal activities are the provision of general cleaning services and engineering design and consultancy activities. Following incorporation, the initial shareholding was confirmed as YYForce Inc. (70%) and Integral Cleaning Pte. Ltd. (30%). Koh Si Hao was appointed as the initial director.

Corporate Information

We were incorporated in the British Virgin Islands on February 21, 2023. Our registered office in the British Virgin Islands is at3rd Floor, Akara Building, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at 60 Paya Lebar Road #09-13/14/15/16/17 Paya Lebar Square Singapore 409051. Our telephone number at this location is +65 6604 6896. Our principal website address is www.yyforce.ai. The information contained on our website does not form part of this prospectus supplement, the accompanying base prospectus, and the documents incorporated herein and therein. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Competitive Strengths

We have an experienced management team

We have an experienced management team, led by Fu Xiaowei, our Chairman and Chief Executive Officer, who has been instrumental in spearheading the growth of our Company. He has over 12 years of experience in the cleaning and manpower outsourcing industries in Singapore and is primarily responsible for the planning and execution of our Company’s business strategies and managing our Company’s customer relationships. Our Company is supported by an experienced management team with substantial experience in the provision of manpower in Singapore.

Competitive Strengths of our Manpower Outsourcing Service

We provide a high rate of job fulfilment for our customers

Our company values customer satisfaction and achieves it through a 90% fulfilment rate and streamlined processes, enabled by technology. We calculate the fulfillment rate by comparing the number of requisitioned tasks to the number of successfully fulfilled tasks. This ensures fast and reliable service without sacrificing quality, building a loyal customer base.

We provide higher efficiency at lower staffing costs for our customers

Our company’s extensive pool of skilled part-time workers, accessed through a user-friendly app, allows for a scalable and customized service with dynamic pricing. Skilled workers ensure high-quality service that is efficient and cost-effective. This makes us a strong player in the manpower outsourcing and cleaning market, serving businesses of all sizes and industries.

We provide a seamless user onboarding experience

Our company uses data analytics to match suitable casual laborers to customers. This leads to faster onboarding, improved efficiency and enhanced customer satisfaction from having the casual laborers with the best fit.

We have strong and stable relationships with our manpower outsourcing services customers

Over the last 13 years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our customers from the hotel sectors regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as hotels, retail, and logistics.

We have strived to maintain stable business relationships with our key customers. For the six months ended June 30, 2026 and for the fiscal years ended December 31, 2025, 2024, and 2023, our top five customers accounted for approximately 26%, 23%, 28% and 35% of total revenue related to our manpower outsourcing services, respectively, and for the six months ended June 30, 2026, three of our top five customers have more than two years of business relationships with us.

Competitive Strengths of our Integrated Facilities Management service

Proficiency of our Staff

Our company values highly skilled cleaning staff and uses industry leading technology such as the YY Smart iClean and 24IFM app to enhance their effectiveness. Ongoing training keeps us ahead of the competition and enables us to deliver exceptional cleaning results for the highest level of customer satisfaction.

Better Management of Manpower

Our supervisors use features such as the daily deployment and daily tasks from our IoT platform to monitor cleaning staff across multiple venues, maintaining high-quality work through accountability. This efficient management leads to reliable and consistent service for our customers.

Real-Time Tracking & Analysis

Our real-time tracking and analysis capabilities enable us to optimize staffing and cleaning processes and address issues promptly, resulting in a more reliable and consistent level of service for our customers. Our platform collects data from the various cleaning tasks and our software analyses the trends from these data to optimize deployment of manpower for cleaning. With our data analytics technology, we are better able to anticipate and respond to cleaning needs proactively, leading to higher levels of satisfaction for our customers.

We have strong and stable relationships with our integrated facilities management services customers

Since the commencement of our Company’s business over the last five years, we have developed strong and stable relationships with our key customers in the region. We have identified and maintained good relationships with valuable customers, who will typically notify us of their manpower needs in advance. Our retail commercial customers regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base from various industries such as retail commercial, hospitality, hospitals, food centers and airlines.

We have strived to maintain stable business relationships with our key customers. For the six months ended June 30, 2026, and for the fiscal years ended December 31, 2025, 2024, and 2023, our top five customers accounted for approximately 25%, 21%, 27% and 31% of total revenue related to our cleaning services respectively, and for the six months ended June 30, 2026, three of our top five customers have more than two years of business relationships with us.

Growth Strategies

Strengthening our market position

We intend to strengthen our market position in the Southeast Asian (“SEA”) region, venturing into nearby countries such as Indonesia and Thailand by implementing the following business strategies and plans.

Continuous Development of YY App

We plan to continuously improve the YY App by conducting research and development based on user feedback to enhance the user experience. Our goal is to become the top-rated application in the manpower sourcing industry in terms of daily user.

Expand business and operations through joint ventures and/or strategic alliances

We plan to concentrate on our core business of manpower sourcing and cleaning but will consider partnerships, joint ventures or investments with suitable partners such as suppliers of our cleaning consumables to enhance our cost competitiveness and expand our business opportunities.

The Offering

Class A Ordinary Shares offered by us:	Class A Ordinary Shares having an aggregate offering price of up to $20,000,000.

Ordinary Shares issued and outstanding as of the date of this prospectus supplement(1):	7,836,734 Class A Ordinary Shares (not including 646 treasury shares) and 5,000,000 Class B Ordinary Shares.

Ordinary Shares issued and outstanding after this offering(1):

Up to 21,535,364 Class A Ordinary Shares (assuming the sale of $20,000,000 of Class A Ordinary Shares at a sales price of $1.46 per share, the closing price of our Class A Ordinary Shares on Nasdaq on October 2, 2026) and 5,000,000 Class B Ordinary Shares.

The actual number of Class A Ordinary Shares issued and sold, if any, will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of distribution:	“At the market offering” that may be made from time to time through the Sales Agent. See the section entitled “Plan of Distribution” on page S-35 of this prospectus supplement.

Use of proceeds:	We intend to use (i) up to SGD$816,000 (approximately US$639,600) for the repayment of a business loan to Bizcap Sg Pte Ltd, which bears interest at a rate of 25% per annum and matures on April 8, 2027, (ii) USD1,366,452.50 for the repayment of the convertible note given by Ault Lending, LLC by December 31, 2026, and (iii) any additional net proceeds from this offering for general corporate purposes, which may include business diversification and development initiatives and capital expenditures. We may also use a portion of the net proceeds to appoint professionals to explore potential acquisitions or strategic investments in complementary businesses or technologies; however, as of the date of this prospectus supplement, the Company has not entered into any definitive agreements. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash or deposit them in banks. See “Use of Proceeds” on page 30.

Risk factors:	You should read the “Risk Factors” section beginning on page S-21 of this prospectus supplement, the “Risk Factors” section beginning on page 12 of the accompanying base prospectus, and the “Risk Factors” section in our 2025 Annual Report, for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq Symbol for Class A Ordinary Shares	Our Class A Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “YFOR.”

1.	The number of Ordinary Shares issued and outstanding excludes: (a) the 1,614,476 Class A Ordinary Shares issuable to the prior shareholders of Property Facility Services Pte. Ltd. (“PFS”) on March 2, 2026, pursuant to a Supplemental Agreement dated January 29, 2026, as described with details in “Recent Developments” on Page S-5, and (b) any Class A Ordinary Shares issuable under the Convertible Notes or the Warrants.

RISK FACTORS

Investing in our Class A Ordinary Shares involves a high degree of risk. Before making a decision to invest in our Class A Ordinary Shares, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the risk factors incorporated by reference herein from the 2025 Annual Report, as may be updated by our subsequent annual reports and other filings we make with the SEC. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risk Relating to this Offering

We have incurred net losses and significant operating cash outflows, and there is substantial doubt about our ability to continue as a going concern. If we cannot obtain sufficient funding when needed, we may have to curtail or cease our operations.

We have incurred net losses and significant net cash outflows from operating activities. For the six months ended June 30, 2026, we incurred an operating loss of $5,207,263 and a net loss of $7,062,813, and our net cash used in operating activities was $10,988,904. As of June 30, 2026, we had cash of $3,082,570, current assets of $22,574,038 and current liabilities of $10,698,455, resulting in working capital of $11,875,583. Our current assets as of June 30, 2026, however, included $4,373,945 of prepayments and other current assets, up from $1,251,794 as of December 31, 2025. These assets cannot readily be converted into cash to meet our obligations. Our positive working capital therefore may not reflect our actual ability to satisfy our liabilities as they come due. Because of our continuing net losses and significant operating cash outflows, there is material uncertainty that raises substantial doubt about our ability to continue as a going concern. Our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2026 disclose this uncertainty.

If we cannot continue as a going concern, we may have to liquidate our assets, and we may receive significantly less for them than the values at which they are carried in our financial statements. In that event, investors could lose all or part of their investment. We are exposed to liquidity risk, mainly from mismatches between the maturities of our financial assets and our financial liabilities. We finance our working capital needs through available cash and cash equivalents and bank borrowings. We manage liquidity risk by monitoring our cash flow needs and seeking to match our payment obligations with expected cash receipts. However, customer collections may be delayed, operating costs may rise, and repayment obligations may come due earlier than expected. Any of these could leave us without enough cash to meet our obligations on time. To fund our operations, we may need to supplement our available funds through:

●	cash generated from our operations;

●	loans from our shareholders and related parties; and

●	other financing from banks and other financial institutions.

None of these sources may be available when needed, in sufficient amounts, or on acceptable terms. We have not generated positive cash flows from operations, and we may not do so in the near term. Related parties may or may not provide us with loans or other financial support, so they have no obligation to do so. Banks and other lenders may be unwilling to extend credit because of our history of losses and the substantial doubt about our ability to continue as a going concern. Any credit they do extend may carry high interest rates, require collateral or guarantees, or impose restrictive covenants that limit our operating flexibility. If we raise funds by issuing equity or convertible securities, our existing shareholders could experience significant dilution, and the new securities may have rights, preferences or privileges senior to those of our Class A Ordinary Shares.

If we cannot obtain adequate financing on acceptable terms and in a timely manner, we may need to delay, reduce or abandon business plans, reduce our workforce, sell assets, or curtail or cease operations, and it could materially and adversely affect the market price of our Class A Ordinary Shares.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management intends to use any net proceeds from this offering for (i) up to SGD$816,000 (approximately US$639,600) for the repayment of a business loan to Bizcap Sg Pte Ltd, which bears interest at a rate of 25% per annum and matures on April 8, 2027, (ii) USD1,366,452.50 for the repayment of the convertible note given by Ault Lending, LLC by December 31, 2026, and (iii) any remaining proceeds for general corporate purposes, which may include business diversification and development initiatives and capital expenditures. Our management may also use a portion of the net proceeds to appoint professionals to explore potential acquisitions or strategic investments in complementary businesses or technologies; however, as of the date of this prospectus supplement, the Company has not entered into any definitive agreements. Our management might not apply the net proceeds from this offering in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

The Class A Ordinary Shares offered hereby will be sold in an “at the market offering,” and investors who buy Class A Ordinary Shares at different times will likely pay different prices.

Investors who purchase Class A Ordinary Shares in this offering at different times will likely pay different prices, and therefore may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Class A Ordinary Shares sold in this offering, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Class A Ordinary Shares as a result of sales made at prices lower than the prices they paid.

The actual number of Class A Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell our Class A Ordinary Shares at any time throughout the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our Class A Ordinary Shares during the sales period, the limits we set with the Sales Agent in any instruction to sell Class A Ordinary Shares, and the demand for our Class A Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of Class A Ordinary Shares that will be sold or the gross proceeds to be raised in connection with those sales.

If you purchase our Class A Ordinary Shares in this offering, you will incur immediate and substantial increase in the net tangible book value of your Class A Ordinary Shares.

The offering price per share in this offering may exceed the net tangible book value per share prior to this offering. Assuming the sale of $20,000,000 of our Class A Ordinary Shares at a price of $1.46 per share, which was the closing price of our Class A Ordinary Shares on The Nasdaq Capital Market on October 2, 2026, we will issue up to 13,698,630 Class A Ordinary Shares in this offering, which is approximately 175% of the number of our outstanding Class A Ordinary Shares prior to the offering. After deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.09 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2026 after giving effect to the issuance of (i) 3,787,379 Class A Ordinary Shares for the acquisition of Xtreme Solution Pte. Ltd. on August 3, 2026, and (ii) 847,591 Class A Ordinary Shares to three consultants respectively for the services rendered (a) renovation of showroom for robotics, (b) development and implementation of Group SOP, and (c) AI and humanoid robotics market research. The exercise of outstanding options and warrants would result in further dilution of your investment. In addition, in the event the Convertible Notes are converted into Class A Ordinary Shares or the Warrants are exercised for Class A Ordinary Shares, such conversion or exercise could result in additional substantial dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because sales of the Class A Ordinary Shares offered hereby will be made directly into the market, the prices at which we sell these Class A Ordinary Shares will vary and these variations may be significant. Purchasers of the Class A Ordinary Shares we sell, as well as our existing shareholders, will experience significant dilution if we sell Class A Ordinary Shares at prices significantly below the price at which they invested.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our Company.

We may raise additional capital in the future through the sale of Class A Ordinary Shares or securities convertible or exercisable for Class A Ordinary Shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders.

Our operating results and future capital requirements may vary

Our financial results may vary from period to period, and we may experience operating losses from time to time. Our ability to achieve and maintain profitability will depend on the continued development and growth of our business and our ability to manage our operating expenses effectively. We may also require additional capital from time to time to support our operations, investments and growth initiatives. Any inability to obtain sufficient capital when required could affect our ability to pursue certain business initiatives and may adversely affect our business, financial condition and results of operations.

Weaknesses in our internal controls could adversely affect our financial reporting

We have identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures. In response to the material weaknesses identified previously, we have implemented a number of measures to address including but not limited to 1) hire additional finance and accounting staff with qualifications and work experiences in IFRS and SEC reporting requirements to formalize and strengthen the key internal control over financial reporting; 2) allocate sufficient resources to prepare and review financial statements and related disclosures in accordance with IFRS and SEC reporting requirements; and in progress of hiring experienced IT staff with qualifications of the CRISC (“Certified in Risk and Information Systems Control”) to formalize and strengthen the key internal control over Information Technology General Control.

We have already taken steps to address the material weaknesses and continue to implement our remediation plan, which we believe will address their underlying causes. We have engaged external advisors to provide assistance in the areas of information technology, internal controls over financial reporting, and financial accounting in the short term and to evaluate and document the design and operating effectiveness of our internal controls and assist with the remediation and implementation of our internal controls as required. We are evaluating the longer-term resource needs of our various financial functions. These remediation measures may be time consuming, costly, and might place significant demands on our financial and operational resources. Although we have made enhancements to our control procedures in this area, the material weaknesses will not be remediated until the necessary controls have been implemented and are operating effectively. We do not know the specific time frame needed to fully remediate the material weakness identified.

Our investments in securities of other companies may expose us to financial risks

We may be required or elect to make investments in securities of other businesses in connection with financing arrangements or strategic transactions. Such investments may be illiquid, difficult to value and subject to the financial and operational risks of the underlying issuer. Capital invested in such securities may also reduce the funds available for our core operations and strategic initiatives. If the value of such investments declines or the underlying issuer is unable to meet its obligations, we could incur losses that could adversely affect our financial condition and results of operations.

We may incur impairment charges relating to goodwill and other assets acquired in connection with our acquisitions

We have recognized goodwill, intangible assets and other assets in connection with acquisitions and may recognize additional such assets in future acquisitions. These assets are subject to impairment assessments, and their recoverability depends on the future performance of the relevant businesses and our ability to realize the expected benefits of our acquisitions. If the performance of an acquired business is weaker than expected, or if market, economic or other conditions adversely affect our expectations, we may be required to recognize impairment charges. Any significant impairment of goodwill or other assets could adversely affect our reported results of operations, financial condition and shareholders’ equity.

Following the closing of the Xtreme Solution Pte. Ltd. Acquisition, Seller owns approximately 48.33% of our outstanding Class A Ordinary Shares, representing approximately 0.15% of our total voting power. Future sales of these shares, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares.

On August 3, 2026, we completed our acquisition of Xtreme Solution Pte. Ltd. (the “Xtreme Acquisition”) from Ren Yinan (the “Seller”). We paid the purchase price in part by issuing 3,787,379 shares of our Class A Ordinary Shares to the Seller. As a result, the Seller beneficially owns approximately 48.33% of our outstanding Class A Ordinary Shares, representing approximately 0.15% of the combined voting power of our outstanding Class A and Class B Ordinary Shares.

The Seller therefore has a large economic interest in us but very limited ability to influence matters that require shareholder approval. Because the Seller has little ability to influence our governance or strategy, it may decide that the best way to protect or realize the value of its investment is to sell its shares, rather than to stay invested over the long term. The Seller’s interests may also differ from those of our other shareholders. The Seller may decide when and how to sell its shares based on its own financial, tax, or strategic goals, and not on the interests of our other shareholders.

In addition, a single holder of a large block of our Class A Ordinary Shares may affect the trading market for those shares. The market price of our Class A Ordinary Shares could decline significantly if the Seller sells a large number of shares in the public market, or if the market believes such sales could occur.

The Xtreme Acquisition triggered change of control provisions under Xtreme’s existing loan agreements. If we cannot obtain waivers or consents from the applicable lenders, or repay or refinance that debt on acceptable terms, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

On August 3, 2026, we completed the Xtreme Acquisition. As of the date of this prospectus supplement, Xtreme Solution Pte. Ltd. (“Xtreme”) had approximately $1.59 million of outstanding indebtedness under certain loan agreements, between Xtreme and United Overseas Bank Limited (“UOB”) or Standard Chartered Bank (Singapore) Limited (“SCB”) respectively (collectively, the “Loan Agreements”). Each of the Loan Agreements contains provisions that treat a “change of control” of the borrower, as defined in that agreement. The Xtreme Acquisition constituted a change of control under the Loan Agreements. As a result, the UOB may have the right, among other things, to impose such terms and conditions as it deems fit, including the levying of a charge equivalent to the prepayment fee or such other amount as may be advised by the bank. The SCB may cancel any loan facility immediately, and demand the repayment of all amounts owned and/or cash collateral.

We are seeking consents or amendments to the Loan Agreements from the lenders under the Loan Agreements with respect to the change of control. We cannot assure you that we will obtain these consents or amendments on a timely basis, on acceptable terms, or at all. The waivers we obtained may subject to conditions, including personal guaranty from Fu Xiaowei, and/or corporate guaranty from the Company., and may be revoked or terminated if those conditions are not satisfied. Lenders may condition any waiver, consent or amendment on increased interest rates, consent or amendment fees, additional collateral or guarantees, including guarantees from the Company or its other subsidiaries, more restrictive financial and operating covenants, or partial repayment. Any of these terms could raise our cost of capital and limit our operating flexibility.

If we do not obtain the necessary waivers or consents, we may have to repay or refinance the indebtedness under the Loan Agreements. We may lack sufficient cash on hand to do so. Refinancing may be unavailable on acceptable terms or at all, depending on prevailing interest rates, conditions in the credit markets, our credit profile and other factors outside our control. If we must use available cash to satisfy these obligations, less cash will be available for working capital, capital expenditures, and other general corporate purposes. We may also need to raise additional capital through equity or equity-linked securities, which could significantly dilute our existing stockholders, or through additional debt, which could increase our leverage.

Any of the foregoing could also impair our ability to realize the anticipated benefits of the Xtreme Acquisition, divert management’s attention from operating and integrating the business, and adversely affect the market price of our Class A Ordinary Shares.

Previously disclosed estimates of Xtreme’s financial results differed materially from its audited results. Its historical financial information, and any estimates of future performance, may not be reliable indicators of its actual or future results.

In our Report on Form 6-K furnished to the SEC on August 13, 2026, we disclosed Xtreme was estimated to have earned net profit of approximately S$600,000 for the fiscal year ended March 31, 2026. That estimate was prepared by Xtreme’s management before the completion of the audit. It was based in part on Xtreme’s unaudited management accounts/statutory financial statements filed with the Accounting and Corporate Regulatory Authority of Singapore, which showed net profit of approximately S$540,000 on average for the three preceding fiscal years. Xtreme’s audited financial statements for fiscal year 2026 report net profit of less than S$290,000. That figure is approximately 46.6% lower than the previously disclosed estimate. The difference is mainly due to sales of approximately S$300,000 that had been over recognized in Xtreme’s books and records. These sales were identified only during the audit. As a result, you should not rely on the estimate previously disclosed in our August 13, 2026 Form 6-K.

Those prior-period financial statements were not audited by a PCAOB-registered firm and have not been restated or re-examined. We may later find additional unrecorded costs, liabilities or other accounting errors relating to current or prior periods. Any such findings could require further adjustments to Xtreme’s financial results or to our consolidated financial statements.

The difference between the estimated and audited results may also indicate material weaknesses or significant deficiencies in Xtreme’s internal control over financial reporting and its financial close processes. We are in the process of integrating Xtreme into our financial reporting processes, enhancing its accounting personnel and review procedures. Our remediation efforts may not be timely or effective. If we cannot maintain effective internal control over financial reporting at Xtreme Solution and across our consolidated group, we may be unable to report our financial results accurately or on time. That could cause us to fail to meet our reporting obligations under the Securities Exchange Act of 1934, as amended. It could also lead investors to lose confidence in our financial information and expose us to regulatory scrutiny or litigation.

In addition, the consideration we paid for Xtreme, our valuation of it, and the goodwill and intangible assets recorded in connection with its acquisition] were based in part on its historical and estimated financial performance. If Xtreme’s actual results remain below the levels previously reported or estimated, we may not realize the anticipated benefits of the acquisition. We may also be required to record impairment charges. We may have limited or no recourse against the sellers under the acquisition agreement. Any of these developments could materially and adversely affect our business, financial condition, results of operations and the market price of our Class A Ordinary Shares.

Because we do not currently intend to declare cash dividends on our Class A Ordinary Shares in the foreseeable future, stockholders must rely on appreciation of the value of our Class A Ordinary Shares for any return on their investment.

We currently do not intend to pay cash dividends in the foreseeable future and intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Further, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Class A Ordinary Shares will be your sole source of gain with respect to your investment for the foreseeable future.

We are currently a “controlled company” under the rules of The Nasdaq Capital Market, but we may cease to be a controlled company following this offering.

We are currently a “controlled company” as defined under the Nasdaq Listing Rule 5615(c)(1). As a controlled company, we are permitted to rely on certain corporate governance exemptions under the Nasdaq Capital Market Rules. Although we do not currently rely on these exemptions, we could elect to do so in the future.

If we are no longer a controlled company, we would be required to comply with all applicable Nasdaq corporate governance requirements, including the requirements that a majority of our directors be independent and that our board committees consist entirely of independent directors, within the applicable transition periods, unless there are applicable foreign private issuer and/or emerging growth company exemptions and accommodations.

There is no assurance that we will be able to satisfy these requirements within the required timeframes. Losing controlled company status could require significant changes to our corporate governance structure, and any failure to comply with Nasdaq governance requirements could adversely affect our listing status, the perception of our corporate governance, and the trading price of our Class A Ordinary Shares.

We may not be able to maintain compliance with the continued listing requirements of The Nasdaq Capital Market.

Our Class A Ordinary Shares are listed on Nasdaq Capital Market. We must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s continued listing standards, our Class A Ordinary Shares may be delisted.

On October 21, 2025, we received a notification letter from Nasdaq, notifying us that the minimum closing bid price per share for our Class A Ordinary Shares was below $1.00 for a period of 30 consecutive business days and as a result, the Company did not meet the minimum bid price requirement as set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq provided the Company with a 180-calendar-day compliance period, or until April 20, 2026, to regain compliance.

On April 16, 2026, we announced that we received a written notification letter (the “Compliance Notice”) dated April 15, 2026 from the Listing Qualifications Department of Nasdaq confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2). The matter is now closed.

We cannot assure you that we will not, in the future, fail to comply with Nasdaq’s other requirements to maintain the listing of our Class A Ordinary Shares on Nasdaq, or that we will be able to regain compliance in the event of any such non-compliance. In addition, our board of directors may determine that the cost of maintaining our listing on a U.S. national securities exchange outweighs the benefits of such listing. A delisting of our Class A Ordinary Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell our Class A Ordinary Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A Ordinary Shares. A delisting from The Nasdaq Capital Market may also adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our ordinary shares. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities. The delisting of our Class A Ordinary Shares could significantly impair our ability to raise capital and the value of your investment.

If we are delisted from Nasdaq and we are not able to list our Class A Ordinary Shares on another exchange, our Class A Ordinary Shares could be quoted on a tier of the OTC Markets Group. As a result, we could face significant adverse consequences including, among others:

●	a limited availability of market quotations for our securities;

●	a determination that our Class A Ordinary Shares are a “penny stock” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and little or no analyst coverage for us;

●	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

●	a decreased ability to obtain additional financing in the future.

Risk Relating to our Company and Business

We may unable to effectively consolidate our recently acquired subsidiaries.

The success of our recent acquisitions depends on our ability to successfully integrate these businesses with our existing operations. If we are unable to effectively consolidate our recently acquired subsidiaries, our business, financial condition, and results of operations could be materially and adversely affected.

Since January 2025, we have completed several significant acquisitions. The transition from a collection of acquired independent entities to a consolidated group under YYForce Inc. presents significant challenges, including risks related to:

●	Each of our acquired subsidiaries, historically operated with independent accounting systems and internal controls. We face risks that these systems may not be compatible or that we may fail to implement effective, group-wide internal controls over financial reporting in a timely manner.

●	Achieving the anticipated benefits of these acquisitions depends on our ability to successfully cross-train staff and share resources across our services divisions. Any failure to realize these synergies could result in higher-than-expected operating expenses and lower profitability.

●	Our senior management team must devote significant time and attention to the administrative and legal integration of entities its property assets, potentially diverting focus from our core technology platform and strategic growth initiatives.

●	The success of our subsidiaries often depends on the specialized knowledge and relationships of their original management teams. If we are unable to retain key personnel during the integration process, our relationship with long-term clients could be damaged.

●	If the integrated entities do not meet their projected revenue targets, or if integration expenses exceed our estimates, our liquidity and results of operations may be adversely affected.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring principal shareholders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of The Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

Effective March 18, 2026, pursuant to the Holding Foreign Insiders Accountable Act, directors and officers of foreign private issuers, including us, are required to comply with the reporting requirements of Section 16(a) of the Exchange Act. Notwithstanding the foregoing, directors and officers of a “foreign private issuer” remain exempt from Section 16(b) (short-swing profit liability) and Section 16(c) (short sale prohibitions).

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2027. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders are subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited capitalization as of June 30, 2026:

-	On an actual basis; and

-	On a pro forma as adjusted basis to reflect the issuance of (i) 3,787,379 Class A Ordinary Shares for the acquisition of Xtreme Solution Pte. Ltd. on August 3, 2026, and (ii) 847,591 Class A Ordinary Shares to three consultants respectively for the services rendered (a) renovation of showroom for robotics, (b) development and implementation of Group SOP, and (c) AI and humanoid robotics market research;

-	On a pro forma, as further adjusted basis to reflect (i) the above; and (ii) the issuance and sale of up to $20,000,000 Class A Ordinary Shares by us in this offering at an assumed offering price of $1.46 per Class A Ordinary Share, the closing price of our Class A Ordinary Shares on The Nasdaq Capital Market on October 2, 2026, for net proceeds of approximately $19.04 million after deducting Sales Agent fees and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of June 30, 2026
Shareholders’ Equity	Actual	Pro Forma as Adjusted(1)	Pro Forma as Further Adjusted(2)
	$	$	$
Share Capital, 3,201,764 Class A Ordinary Shares and 5,000,000 Class B Shares issued and outstanding on an actual basis as of June 30, 2025, and 7,836,734 Class A Ordinary Shares and 5,000,000 Class B Shares issued and outstanding on a pro forma as adjusted basis, and Class A Ordinary Shares and 5,000,000 Class B Shares on a pro forma as further adjusted basis.	43,966,842	49,642,427	68,683,427
Reserves	10,862,760	10,862,760	10,862,760
Accumulated deficit	(32,882,003)	(32,942,979)	(32,942,979)
Total YYForce Inc. Shareholders’ Equity	21,947,599	27,562,208	46,603,208
Non-controlling interest	3,415,309	3,442,952	3,442,952
Total Shareholders’ equity	25,362,908	31,005,160	50,046,160
Indebtedness
Guaranteed bank loans	470,089	2,229,672	2,229,672
Financial institution loan	457,178	457,178	457,178
Recourse liability	4,378,250	4,378,250	4,378,250
Convertible Note	14,379	14,379	14,379
Warrants liabilities	17,733	17,733	17,733
Total Indebtedness	5,337,629	7,097,212	7,097,212
Total Capitalization	30,700,537	38,102,372	57,143,372

Notes: Shares outstanding prior to and after the offering is based on 7,836,734 Class A Ordinary Shares issued and outstanding (not including 646 treasury shares) and 5,000,000 Class B Ordinary Shares as of the date of this prospectus supplement.

DILUTION

If you invest in our Class A Ordinary Shares, your interest in our Class A Ordinary Shares will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share after this offering. Dilution results from the fact that the per share offering price of the shares offered hereby is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of Class A Ordinary Shares. Our pro forma net tangible book value attributable to Class A shareholders at June 30, 2026 was $10,526,625, or approximately $1.34 per share. Pro forma as adjusted net tangible book value per share as of June 30, 2026 represents the amount of total assets less intangible assets and total liabilities, divided by the number of our Class A Ordinary Shares.

As of June 30, 2026, after giving effect to the issuance of (i) 3,787,379 Class A Ordinary Shares for the acquisition of Xtreme Solution Pte. Ltd. on August 3, 2026, and (ii) 847,591 Class A Ordinary Shares to three consultants respectively for the services rendered (a) renovation of showroom for robotics, (b) development and implementation of Group SOP, and (c) AI and humanoid robotics market research; and (iii) the sales and issuance of 13,698,630 Class A Ordinary Shares at an assumed offering price of $1.46 per share, the closing price of our Class A Ordinary Shares on The Nasdaq Capital Market on October 2, 2026, and after deducting the Sales Agent’s fees and estimated offering expenses payable by us, our post offering pro forma net tangible book value will be approximately $29,567,625, or $1.37 per share. This would result in dilution to investors in this offering of approximately $0.09 per share, or approximately 5.96%. Net tangible book value per share would increase to the benefit of present shareholders by $0.03 per share attributable to the purchase of the Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing the Shares in this offering based on the foregoing offering assumptions.

Assumed offering price per Class A Ordinary Share	$1.46
Pro forma net tangible book value per share as of June 30, 2026	$1.34
Increase in net tangible book value per share attributable to this offering	$0.03
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$1.37
Increase per share to investors participating in this offering	$0.09

The total number of Class A Ordinary Shares reflected in the discussion and table above is based on 7,836,734 Class A Ordinary Shares issued and outstanding (not including 646 treasury shares) and 5,000,000 Class B Ordinary Shares as of the date of this prospectus supplement.

USE OF PROCEEDS

There is no minimum offering amount required as a condition to close this offering, and as a result, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We may issue and sell our Class A Ordinary Shares having aggregate sales proceeds of up to $20,000,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

We will receive net proceeds from this offering, if any, after deducting the Sales Agent’s fees and offering expenses. We intend to use (i) up to SGD$816,000 (approximately US$639,600) for the repayment of a business loan to Bizcap Sg Pte Ltd, which bears interest at a rate of 25% per annum and matures on April 8, 2027, (ii) USD1,366,452.50 for the repayment of the convertible note given by Ault Lending, LLC by December 31, 2026, and (iii) any additional net proceeds for general corporate purposes, which may include business diversification and development initiatives and capital expenditures. We may also use a portion of the net proceeds from this offering to appoint professionals to explore potential acquisitions or strategic investments in complementary businesses or technologies; however, as of the date of this prospectus supplement, the Company has not entered into any definitive agreements. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash or deposit them in banks.

Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty and we may use the net proceeds for other purposes with which you do not agree. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.

Pursuant to the Warrant Repurchase Agreement, we granted the Holders a participation right on a pro-rata basis of one third in any Subsequent Placement (as defined in the Repurchase Agreements), subject to certain exemption, undertaken by the Company for a period from the date of the Repurchase Agreements to December 11, 2026. This offering is an Exempt Issuance (as defined in the Repurchase Agreement). The Holders’ participation right will not apply to this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering up to $20,000,000 of our Class A Ordinary Shares. The Sales Agent may sell our Class A Ordinary Shares by methods deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

Class A Ordinary Shares

A description of the Class A Ordinary Shares that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Ordinary Shares,” starting on page S-31 of this prospectus supplement. As of the date of this prospectus supplement, there are 7,836,734 Class A Ordinary Shares (not including 646 treasury shares) and 5,000,000 Class B Ordinary Shares issued and outstanding.

DESCRIPTION OF ORDINARY SHARES

General

As of the date of this prospectus supplement, under our amended and restated memorandum of association, the authorized shares of the Company consist of an unlimited number of shares, divided into Class A Ordinary Shares, no par value, and Class B Ordinary Shares, no par value (up to a maximum of 5,000,000 Class B Ordinary Shares), and there are 7,836,734 Class A Ordinary Shares (not including 646 treasury shares) and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of the prospectus supplement.

Description of Class A Ordinary Shares and Class B Ordinary Shares

The following is a summary of material provisions of our currently effective Amended and Restated Memorandum and Articles of Association, as well as the BVI Business Companies Act (Revised Edition) 2020 of the British Virgin Islands (the “Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Amended and Restated Memorandum and Articles of Association, which have been filed with the SEC as Exhibit 99.1 to our Report on Form 6-K, as amended, initially filed with the SEC on January 20, 2026 and the Amendment to the Amended and Restated Memorandum and Articles of Association, which has been filed with the SEC as Exhibit 99.1 to our Report on Form 6-K on September 8, 2026.

Distributions

The holders of our Class A Ordinary Shares are entitled to such dividends or other distributions as may be authorized by our directors by way of a simple majority decision, subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Ordinary Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no rights to share in any distribution paid by the Company in accordance with the Companies Act and the articles.

Voting rights

The rights of holders of the Class A Ordinary Shares and holders of the Class B Ordinary Shares are essentially identical except for voting rights. Holders of the Class A Ordinary Shares are entitled to one vote per share and holders of the Class B Ordinary Shares are entitled to 500 votes per share.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, a resolution put to a vote at a meeting of shareholders or an annual general meeting (“AGM”), will (in most cases) be passed and become a resolution of shareholders if it is passed by a simple majority of the votes cast in respect of the resolution, at a valid meeting of shareholders (or class of shareholders), by shareholders present (in person or by proxy) at the meeting who are entitled to vote on the resolution. Any action that may be taken by the shareholders at a meeting of shareholders (or class of shareholders) may also be taken by the shareholders (or class of shareholders) passing a written resolution of shareholders without the need for any prior notice to be given. A written resolution of shareholders is passed if signed or consented to (including by way of fax or email) by shareholders (or shareholders of the relevant class) who hold shares carrying a simple majority of the votes that may be cast in respect of the resolution who are entitled to vote on the resolution.

A fraction of a share confers on the holder the rights, obligations and liabilities of a whole share of the same class corresponding to the fraction other than the right to vote. If the holder of a fraction of a share acquires a further fraction of a share of the same class, the fractions will be treated as being consolidated.

Variation of rights

If the Company has different classes of shares in issue, unless the rights attaching to a class of shares state otherwise, the rights attached to that class may only be varied, whether the Company is a going concern or is being liquidated, (i) with the written consent of the holders of the majority of the issued Shares of that class, or (ii) by a resolution of shareholders of that class.

Meetings of shareholders

Any directors of the Company or the Chairman (by way of a simple majority decision) may call a meeting of shareholders (or a class of shareholders) if they decide to, and must call a meeting of shareholders (or a class of shareholders) if they are requested to do so in writing by shareholders entitled to exercise at least 30% of voting rights in respect of the matter for which the meeting is requested.

The Company shall hold a meeting of the shareholders in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, the Companies Act and Nasdaq listing rules.

A quorum is present at a meeting of shareholders or an AGM if one or more shareholders, who hold shares that carry at least one-third of the voting rights of all shares then in issue entitled to vote on all matters to be considered at the meeting, are present in person or by proxy meeting.

Where a quorum is not present within two hours of the time set for the start of the meeting of shareholders, it will be dissolved. In any other case, the meeting will be adjourned to the following day and be held at the same time and place or any other date, time and/or place the directors decide by a resolution of directors.

At any adjourned meeting where a quorum per the previous paragraph is not present, those shareholders who are present shall form a quorum (whatever the number of shares held by them).

A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 50 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

Any corporation which is a shareholder may, by a resolution of its directors or other governing body, authorize any individual to act as its representative at a meeting of shareholders (or class of shareholders) or an AGM (subject to the law of jurisdiction where the shareholder is constituted or derives its existence).

Protection of minority shareholders

We would normally expect BVI courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholders, (such as the right to vote), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Additionally, British Virgin Islands law provides certain shareholder remedies for a minority shareholder whose rights have been breached or who disagrees with the way the Company is being managed. These remedies include an action for unfair prejudice and a derivative action.

No pre-emptive rights

There are no pre-emptive rights applicable to the issue of the Company’s Class A Ordinary Shares or Class B Ordinary Shares under either British Virgin Islands law or our Amended and Restated Memorandum and Articles of Association.

Transfer of shares

The Class A Ordinary Shares listed on Nasdaq may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a Class A Ordinary Share is only effective once the name of the transferee is entered in the register of shareholders.

The Class B Ordinary Shares are not transferrable, and no Class B Ordinary Share may be transferred by a shareholder to any person at any time, save where such transfer is made (i) pursuant to any share surrender, repurchase or redemption or (ii) by the personal representative of a deceased shareholder, in each case in accordance with the Amended and Restated Memorandum of Association.

Calls of shares

Subject to the Amended and Restated Memorandum and Articles of Association and the rights attaching to any class of shares, our directors may make calls on a shareholder for any amount of the issue price of the shareholder’s shares that has not been paid to the Company. A call must be made by giving at least 14 days’ written notice of call to the shareholder. A call may be made payable in instalments. The directors may postpone a call or revoke it (in whole or part). A call is taken to have been made at the time the resolution of directors to make the call is passed.

Inspection of books and records

Under the Companies Act, holders of our shares are entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Spartan pursuant to which we may issue and sell from time to time up to $20,000,000 of our Class A Ordinary Shares through Spartan, acting as our sales agent (the “Sales Agent”). This summary of the material provisions of the Sales Agreement set forth herein does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K dated the date of this prospectus supplement and incorporated into the registration statement of which this prospectus supplement forms a part. See “Incorporation of Documents by Reference” below. Sales of our Class A Ordinary Shares, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Class A Ordinary Shares or to or through a market maker. The Sales Agent may also sell the Class A Ordinary Shares (i) in privately negotiated transactions with the consent of the Company or (ii) in block transactions. If we and the Sales Agent agree on any method of distribution other than sales of our Class A Ordinary Shares on or through one of the methods in the foregoing sentence, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Upon delivery of a sales notice to the Sales Agent, the Sales Agent may sell the Class A Ordinary Shares subject to the terms and conditions of the Sales Agreement. We will designate the maximum amount of Class A Ordinary Shares to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the Class A Ordinary Shares requested to be sold by us. We may instruct the Sales Agent not to sell Class A Ordinary Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the Class A Ordinary Shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

Under the terms of the Sales Agreement, in no event will we sell through the Sales Agent such number or dollar amount of Class A Ordinary Shares that would exceed (a) the number or dollar amount of Class A Ordinary Shares registered on this prospectus supplement, pursuant to which the offering is being made, (b) the number of authorized but unissued Class A Ordinary Shares, or (c) the number or dollar amount of Class A Ordinary Shares that would cause the Company or the offering of the Class A Ordinary Shares to not satisfy the eligibility and transaction requirements for use of Form F-3, including, if applicable, General Instruction I.B.5 of Registration Statement on Form F-3.

We will pay the Sales Agent a commission, in cash, for its services in acting as sales agent in the sale of our Class A Ordinary Shares. The aggregate compensation payable to the Sales Agent shall be equal to 3.75% of the gross proceeds from the sale of Class A Ordinary Shares pursuant to the Sales Agreement. Such commission shall be paid on each settlement date with respect to the sales effected by the Sales Agent. We also have agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses, including, but not limited to, the reasonable fees and expenses of the Sales Agent’s counsel which will not exceed $75,000. We have paid an expense deposit of $25,000 to Spartan, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to Spartan in connection with this offering. We will also reimburse the Sales Agent for its counsel’s fees in each due diligence update session, plus any incidental expense incurred by the Sales Agent in connection therewith not to exceed $10,000 per update. Additionally, we will reimburse the Sales Agent for its counsel’s fees of $7,500 in connection with quarterly diligence performed in connection with this offering, and $10,000 in connection with annual diligence performed in connection with this offering.

Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We estimate that total expenses for this offering, excluding compensation or reimbursement of expenses payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $209,000.

Unless the parties agree otherwise, settlement for sales of Class A Ordinary Shares will occur on the trading day following the date on which any sales are made. Sales of our Class A Ordinary Shares will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell our Class A Ordinary Shares. The obligations of the Sales Agent under the Sales Agreement to sell our Class A Ordinary Shares are subject to a number of conditions that we must satisfy. In connection with the sales of our Class A Ordinary Shares on our behalf, Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

We may terminate the Sales Agreement at any time upon 10 business days’ prior written notice. Spartan may terminate the Sales Agreement at any time upon three business days’ prior written notice.

We intend to report at least quarterly the number of Class A Ordinary Shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with sales of Class A Ordinary Shares during the relevant period. This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, which may distribute this prospectus supplement electronically.

Right of First Refusal

Pursuant to an engagement letter entered into by and between us and Spartan, dated January 28, 2026, as subsequently amended on February 16, 2026, February 17, 2026, and August 20, 2026 (the “Engagement Letter”), Spartan has a right of first refusal for a period of six months after the date a transaction is completed or commencement of sales under an offering or financing, to act as sole investment banker, sole book-runner, and/or sole placement agent, at Spartan’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to Spartan for such Subject Transactions. Spartan shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of Spartan. The Company may sell securities directly to its directors and affiliates as provided in the Engagement Letter, so long as no broker-dealer or other party receiving a fee in for providing similar services is involved in such a transaction.

Regulation M Compliance

Sales Agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and commissions received by them will be deemed to be underwriting discounts or commissions under the Securities Act. The Sales Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Sales Agent. Under these rules and regulations, the Sales Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

Market Listing

Our Class A Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “YFOR.”

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation, located at 17755 US Hwy 19 N, Clearwater, FL 33764. The phone number of the transfer agent is +1 303-662-1112.

Other Relationships

From time to time, Sales Agent and/or its affiliates have provided or may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business. The Sales Agent has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, the Company and Spartan entered into an Agreement and Waiver of Right of First Refusal with FT Global Capital, Inc., dated August 20, 2026, whereby Spartan agreed to pay FT Global Capital, Inc. 20% of the compensation payable to Spartan in connection with this offering as consideration for FT Global Capital, Inc.’s waiver of certain rights.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

TAXATION

British Virgin Islands Tax Considerations

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the Companies Act. In addition, shares of companies incorporated or re-registered under the Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

There is no income tax treaty or convention currently in effect between the United States and the BVI.

Under the current laws of BVI, our company is not subject to tax on income or capital gains.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that acquire our Class A Ordinary Shares and hold our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Class A Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill) we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Furthermore, we cannot guarantee that, once listed, our Class A Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Ordinary Shares held at the end of the taxable year over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR OF OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters as to United States federal securities laws. The validity of the Class A Ordinary Shares offered hereby will be opined upon for us by Mourant Ozannes (British Virgin Islands). Certain legal matters as to Singapore law will be passed upon for us by Triangle Legal LLC. We may rely upon Mourant Ozannes (British Virgin Islands) with respect to matters governed by the law of the British Virgin Islands. We may rely on Triangle Legal LLC with respect to matters governed by Singapore law. Spartan Capital Securities, LLC is being represented in connection with this offering by Michael Best & Friedrich LLP, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of YYForce Inc. appearing in our 2025 Annual Report have been audited by Marcum Asia CPAs LLP (“Marcum Asia”), independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001, United States.

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the British Virgin Islands. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, British Virgin Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

British Virgin Islands

Mourant Ozannes (British Virgin Islands), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our BVI legal counsel, Mourant Ozannes (British Virgin Islands), that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgement to which the Reciprocal Enforcement of Foreign Judgment Acts 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus supplement, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. It is also unclear whether the courts in Malaysia would entertain original actions brought against us, our directors, or officers, based on the securities laws of the United States.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. Even though the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we have filed with the SEC prior to the date of this prospectus supplement and which is incorporated by reference into this prospectus supplement will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus supplement:

●	Our Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on April 21, 2026, and as amended on April 24, 2026;

●	Our Reports on Form 6-K (including amendments) filed on January 20, 2026; January 28, 2026; February 4, 2026; February 20, 2026; February 27, 2026; February 27, 2026; March 2, 2026; March 2, 2026; March 10, 2026; March 23, 2026; April 1, 2026; April 16, 2026; April 20, 2026; April 28, 2026; June 16, 2026; June 24, 2026; June 29, 2026; August 13, 2026; August 19, 2026; August 26, 2026; September 8, 2026; September 14, 2026; September 22, 2026; September 25, 2026; October 2, 2026 (as amended on October 5, 2026); and October 5, 2026 and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on April 18, 2024, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed on Form 20-F after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus supplement. In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus supplement is a part and prior to the termination of the offering of securities offered pursuant to this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Current Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://www.yyforce.ai) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

YYForce Inc.

60 Paya Lebar Road

#09-13/14/15/16/17

Paya Lebar Square

Singapore 409051

Attention: Chief Financial Officer

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement, and its accompanying base prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement and its accompanying base prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

YY Group Holding Limited

US$100,000,000

Class A Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Units

We may offer, issue and sell from time to time, in one or more offerings, up to $100,000,000, in the aggregate, of Class A ordinary shares, debt securities, warrants, subscription rights and units (collectively, the “securities”) of YY Group Holding Limited (the “Company”, “we”, “us”, and “our”). We may offer, issue and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus as well as documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 14 of this prospectus.

We are both an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 500 votes per share based on our dual-class share structure. Class A ordinary share or Class B ordinary share are not convertible to any other class of share at any time under any circumstances. See “Description of Securities.”

Mr. Xiaowei Fu, our Chairman, Executive Director, and Chief Executive Officer, currently beneficially owns an aggregate of 99.87% of our voting power, as of the date of this prospectus. Mr. Fu has control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval. See “Prospectus Summary — Implications of Being a Controlled Company” and “Item 3D. Risk Factors — Risks Related to Ownership of our Ordinary Shares — Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Securities Exchange Commission (the “SEC”) on April 21, 2026, as amended by Amendment No. 1 to Form 20-F filed with the SEC on April 24, 2026 (the “2025 Annual Report”) , which is incorporated by reference in this prospectus.

As a result of Mr. Fu’s significant ownership, we are deemed a “controlled company” under Nasdaq listing rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, the investors would not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our Class A ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our Class A ordinary shares. See “Prospectus Summary — Implications of Being a Controlled Company” and “Item 3D. Risk Factors — Risks Related to our Securities — As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.” in our 2025 Annual Report.

Our Class A ordinary shares are traded on the Nasdaq Capital Market under the symbol “YYGH.” The last reported sale price for ordinary shares on July 9, 2026 as quoted on the Nasdaq Capital Market was $1.37 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by such prospectus supplement.

Investing in our securities involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to continue to offer securities to investors. The securities offered in this prospectus are shares of our British Virgin Islands holding company, which has no material operations of its own and conducts its operations through our operating entities established in Singapore, Malaysia, Thailand, Vietnam, and Hong Kong, among others. See “Risk Factors” of this prospectus and the section entitled “Item 3D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. We may offer and sell the securities described in this prospectus from time to time in one or more offerings on a continuous or delayed basis.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide any other information. We are offering the securities only where offers and sales are permitted. We are not offering the securities in any jurisdiction where the offer or sale is not permitted or to any person to whom it is unlawful to make such an offer or sale.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” in this prospectus.

Certain Definitions

The following is a summary of certain defined terms that we use throughout this prospectus:

●	“24IFM” means 24IFM Pte. Ltd., a private company limited by shares incorporated in Singapore.

●	“Amended and Restated Memorandum and Articles of Association” means the memorandum and articles of association of our Company as amended and restated by a resolution of shareholders passed on November 3, 2023 and filed on November 10, 2023, and further amended and restated by a resolution of shareholders passed on December 31, 2025, and filed on January 16, 2026, and as amended and / or restated (as the case may be) from time to time.

●	“BVI” means the British Virgin Islands.

●	“Class A ordinary shares” means a class of shares of the Company with no par value and entitled to one (1) vote per share.

●	“Class B ordinary shares” means a class of shares of the Company with no par value and entitled to five hundred (500) votes per share.

●	“Companies Act” means the BVI Business Companies Act, 2020 Revised Edition of the BVI.

●	“Exchange Act” means The Securities Exchange Act of 1934, as amended.

●	“MVG” means Mediaplus Venture Group Pte. Ltd., a BVI company and its subsidiaries. The subsidiaries are Mediaplus Digital Pte. Ltd., a private company limited by shares incorporated in Singapore; Mediaplus Digital Sdn. Bhd., a private company limited by shares incorporated in Malaysia; Mplus Elite Pte. Ltd., a private company limited by shares incorporated in Singapore and M Synergates Pte. Ltd., a private company limited by shares incorporated in Singapore.

●	“Nasdaq” means The Nasdaq Stock Market LLC.

●	“PCAOB” means The Public Company Accounting Oversight Board.

●	“PFS” means Property Facility Services Pte. Ltd., a Singapore private company limited by shares.

●	“RM” means Malaysian ringgit, the lawful currency of Malaysia.

●	“S$” or “SGD” means Singapore dollar(s), the lawful currency of Singapore.

●	“SEC” means the United States Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“US$” or “$” means United States dollar(s), the lawful currency of the United States of America.

●	“We,” the “Company”, “our company” means YY Group Holding Limited, a British Virgin Islands holding company, and together with all of its subsidiaries.

●	“YY Circle (HK)” means YY Circle (HK) Pte. Limited, a limited liability company incorporated in Hong Kong.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 20-F and 6-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and incorporated by reference herein. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus, and our audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 and related notes in our 2025 Annual Report incorporated by reference in this prospectus, before deciding to invest in our Class A ordinary shares.

Company Overview

We are a data and technology driven company focused on developing enterprise intelligent labor matching services and smart cleaning services founded in Singapore. Through our subsidiaries, we provide enterprise manpower outsourcing and smart cleaning services in Singapore, Malaysia and other countries.

Since our inception in 2010, we have established ourselves as a trusted and experienced manpower supplier in the traditional recruitment industry. In June 2019, we digitalized our traditional staffing processes by introducing our proprietary technology innovation of an online marketplace for manpower outsourcing, the YY Circle Super App (“YY App”). Our manpower outsourcing service segment is anchored by the YY App, which is a one-stop intelligent manpower outsourcing platform that simplifies and streamlines the staffing process for our customers. Our platform supports a growing online community and network of users looking for both part-time and full-time work from our customers that come from a broad range of industries including hotels, food and beverage, and private clubs. As of June 30, 2026, we have a total of 857 customers, with 218 customers in cleaning services business and 212 customers in the manpower outsourcing business. For the YY App, we recorded 998,575 downloads, and 303,348 total active users as of June 30, 2026, increasing from 903,952 downloads and 268,241 total active users recorded as of December 31, 2025. The daily, weekly, and monthly active users as of June 30, 2026 were 5,613, 15,584 and 35,743, respectively, and we have conversion and average retention rates of approximately 18.91% and 30.90%, respectively. The conversion rate is calculated by dividing the total number of registrations from the total number of downloads. The retention rate is calculated by dividing the total number of active users by the total number of registrations. The total number of man-hours deployed approximated 14 million hours since our platform commenced operations in 2019. We believe that our diverse range of listings and comprehensive range of man-power related services, including hospitality, food and beverages, retails, logistics, and office administration, provides an effective channel for customers to market their job openings and for our users to find work arrangements that complement their schedules and provide them a reliable source of income.

In 2018, to complement our manpower outsourcing business segment, we established our professional cleaning business, serving a broad base of customers including food and beverage outlets, luxury shopping malls and 4–5-star hotels. We provide professional cleaning and janitorial services that are fully customizable to meet the specific requirements of our customers and regulators. Our range of services includes commercial cleaning for offices and schools, hospitality cleaning for hotels and shopping centers, industrial cleaning, facade cleaning, disinfection services, stewarding services for meetings, incentives, conferences, and exhibitions (“MICE”) and banquets, and pest control services. In addition, we offer cleaning robots and machines to enhance our cleaning performance by deploying them at designated premises. The cleaning services segment of our business is complemented by our YY Smart iClean App, which is an innovative smart toilet cleaning central management platform integrated with automated sensors and Internet of Things (“IoT”) devices that allows our customers to improve productivity, manage resources efficiently, and enjoy significant cost savings. The IoT technology provides real-time data insights, allowing our customers to track the usage of toilets and monitor the cleaning progress of our staff, ensuring the highest level of quality and efficiency in our services. As of June 30, 2026, we had 551 active cleaners, available to service our customers based on the existing cleaning engagements.

In June 2026, as part of our efforts to explore new business opportunities and integrate advanced technology into our operations, we began deploying several humanoid robots within our facility management business. In parallel, our cleaning staff now wear data-collection devices during their shifts to capture detailed information about their work processes. The data collected is processed by our data training laboratories to develop and refine AI models that enable robots to perform the same tasks. This initiative is currently in its early stages, and we are continuing to evaluate and enhance the deployment strategy.

Recent Developments

Acquisitions

For the period from January 2025 to July 2025, the Company completed a series of acquisition transactions, which are disclosed in the Company’s reports on Form 6-K and incorporated herein by reference, to acquire interests in the following entities, pursuant to their respective purchase agreements:

●	On January 2, 2025, the Company completed the acquisition of 54% of the total share capital of Mediaplus Venture Group Pte Ltd, a leading digital marketing and web development firm based in Singapore and Malaysia, for consideration consisting of (1) a cash payment of S$1,325,000 and (2) 9,260 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026). Upon the completion of the acquisition, the Company issued 9,260 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) to the shareholders of Mediaplus. The Company anticipates that this strategic acquisition will drive revenue growth over the next three years. This growth will be further supported by YY Group’s concurrent expansion into new markets with its manpower outsourcing business, demonstrating the Group’s commitment to sustained development and diversification.

●	On February 3, 2025, the Company completed the acquisition of 99.99997% of the total share capital of Property Facility Services Pte. Ltd. (“PFS”) for total consideration consisting of (1) a cash payment in the amount of S$816,000; (2) a deferred cash payment in the amount of S$784,000, payable twelve months from completion, subject to a downward adjustment of up to S$500,000 based on the net asset value of PFS as of December 31, 2024; and (3) 150,770 Class A ordinary shares (the “Consideration Shares”). This strategic acquisition strengthens our position in the Integrated Facility Management (IFM) industry and lays the groundwork for a transition to automated and digitalized facility management services. Pursuant to the supplemental letter to the SPA dated January 29, 2026, the remaining deferred cash consideration is to be settled in tranches (together with any applicable interest and agreed set-offs): S$262,600 became due on March 2, 2026; S$273,000 became due on June 30, 2026, which is expected to be paid by the end of July 2026; and SGD 285,120 will be due on September 30, 2026. With respect to the share consideration, the seller agreed to settle such consideration in cash of S$ 392,000 replacing the Consideration Shares, which amount is scheduled to be paid on April 15, 2026. On March 4, 2026, the Company paid S$262,600 to the seller, together with interest accrued at 1% per month, in accordance with the amended payment terms.

●	On April 14, 2025, the Company completed the acquisition of 90% of the total share capital of YY Circle (HK) for consideration of 1,900,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) of the Company. Upon the completion of the acquisition, the Company issued 1,900,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) of the Company to the shareholders of YY Circle (HK).

●	On April 21, 2025, the Company entered into an Asset Purchase Agreement (the “24iFM Agreement”) with a certain seller, pursuant to which the Company agreed to acquire the managing facilities application named as 24iFM, its related software licenses, and intellectual property rights from such seller, for consideration of 4,000,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026). On June 10, 2025, the Company completed the acquisition of the assets of 24iFM and issued 4,000,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) to the seller.

●	On June 2, 2025, the Company completed the acquisition of 49% of the total share capital of YY Circle (TH) for consideration of 2,000,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026).

●	On June 5, 2025, the Company completed the acquisition of 100% of the total share capital of Uniforce Security Pte. Ltd. for a cash consideration of S$1,000,000.

●	On June 17, 2025, the Company completed the acquisition of 53% of the total share capital of TransOcean Oil Pte. Ltd. for a consideration of 4,500,000 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) of the Company.

●	On July 1, 2025, the Company completed the acquisition of 100% of the total share capital of Pesticide Pest Control Pte Ltd. for consideration of S$150,000.

Nasdaq Compliance

On October 23, 2025, the Company received a letter from Nasdaq notifying the Company that the minimum closing bid price per share for its Class A ordinary shares was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter did not result in the immediate delisting of the Class A ordinary shares, and the shares continued to trade uninterrupted under the symbol “YYGH.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until April 20, 2026, to regain compliance with Nasdaq’s minimum bid price requirement. On April 15, 2026, the Company received written notice from the Staff that the Company had regained compliance with the Minimum Bid Price Requirement. The Staff determined that for the sixteen (16) consecutive business days from March 23, 2026 to April 14, 2026, the Company was able to maintain a minimum bid price of $1.00 per share. The prior bid price deficiency matter is now closed.

Charter Amendments

On December 31, 2025, the Company, by a resolution of the shareholders pursuant to Regulation 7.21 of the Company’s articles of association, approved and adopted the Amended and Restated Memorandum and Articles of Association of the Company to change the voting rights of the Company’s Class B ordinary shares from 20 votes per share to 500 votes per share. The shareholder resolution was approved by a majority of the holders of Class A ordinary shares of the Company. The Company filed the Amended and Restated Memorandum and Articles of Association with the Registry of Corporate Affairs of the British Virgin Islands on January 16, 2026.

Financings

September 2025 Offering

On September 10, 2025, the Company entered into a Securities Purchase Agreement, which was amended and restated on September 11, 2025, with certain institutional investors for a follow-on offering of 9,523,812 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026)(the “September 2025 Shares”), and warrants to purchase up to 14,285,718 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026)(the “September 2025 Warrants”). Each September 2025 Share was sold with 1.5 September 2025 Warrants, at a price of $$0.42 per Class A ordinary share (without giving effect to the reverse share splits in March 2026 and June 2026) and accompanied September 2025 Warrants. The September 2025 Warrants are exercisable immediately after the date of issuance at an exercise price of $0.50 per share (without giving effect to the reverse share splits in March 2026 and June 2026) and will have a term of 3.5 years after issuance. The Company also entered into a placement agency agreement, dated September 10, 2025, with FT Global Capital, Inc. to act as exclusive placement agent on a best efforts basis in connection with the offering, pursuant to which the Company agreed to pay the FT Global Capital, Inc. a cash fee equal to 7.5% of the gross proceeds raised in the offering and a non-accountable expense allowance of up to $45,000. The Company issued the September 2025 Shares and the September 2025 Warrants on September 11, 2025. The Company received gross proceeds, before deducting any fees or expenses, of approximately $4 million. The securities were offered and sold pursuant to an effective registration statement on Form F-3 (SEC File No. 333-286705), that was filed with the U.S. Securities and Exchange Commission on April 23, 2025, and declared effective on April 30, 2025 (the “F-3 Registration Statement”), the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated September 10, 2025.

On January 27, 2026, the Company entered into warrant repurchase agreements with the holders of the September 2025 Warrants (the “Holders”), pursuant to which the Company repurchased all unexercised 14,285,718 (without giving effect to the reverse share splits in March 2026 and June 2026) September 2025 Warrants at a repurchase price of $0.06 per September 2025 Warrant (without giving effect to the reverse share splits in March 2026 and June 2026), for total purchase price of $857,143. The Company has also granted the Holders a participation right on a pro-rata basis of one third in any Subsequent Placement (as defined in the warrant repurchase agreements), subject to certain exemptions, undertaken by the Company for a period from the date of the warrant repurchase agreements to December 11, 2026.

Financings with Ault Lending and Its Affiliates

On January 28, 2026, the Company issued a secured promissory note to Ault Lending, LLC in the principal amount of $1,100,000 for a purchase price of $1,000,000. The principal amount includes an original issuance discount of $80,000 and a one-time due diligence and structuring fee of $20,000. In connection with the promissory note, on January 28, 2026, Fu Xiaowei, the Company’s Chairman of Board and Chief Executive Officer, and Zhang Fan, the Company’s Executive Director (collectively, the “Pledgors” and each, a “Pledgor”), entered into a pledge agreement with the Ault Lending, LLC. Pursuant to the pledge agreement, the Pledgors pledged to Ault Lending, LLC 100% of the Class A ordinary shares and Class B ordinary shares of the Company held by the Pledgors (collectively, the “Pledged Shares”). The pledge agreement secures all of the Company’s obligations under the promissory note and grants Ault Lending, LLC a continuing, first-priority security interest in the Pledged Shares, including all associated substitutions, replacements, proceeds, and distributions, as well as all rights relating thereto. Upon the occurrence and continuance of certain events of default under the promissory note, Ault Lending, LLC is entitled to exercise customary secured party remedies with respect to the Pledged Shares, subject to applicable notice and cure provisions. In connection with the foregoing offering, Spartan received a placement fee in the amount of $70,000 for serving as placement agent of such offering. On March 4, 2026, the Company repaid the promissory note in full, including accrued interest, in an aggregate amount of $1,109,945.21 to Ault Lending, LLC.

On February 27, 2026, the Company entered into a securities purchase agreement with Ault Lending, LLC and a certain other institutional investor, pursuant to which the Company will offer and sell, in two tranches (i) up to $11,880,000 in aggregate principal face amount of 8% original issue discount Convertible Promissory Notes of the Company (each a “Convertible Note” and collectively, the “Convertible Notes”), which Convertible Notes shall be convertible (the “Conversion Shares”) into Class A ordinary shares pursuant to the terms and conditions set forth in the Convertible Notes and (ii) related warrants (each a “Warrant” and collectively, the “Warrants”), which Warrants are exercisable for Class A ordinary shares (the “Warrant Shares”). At the initial closing of the offering on March 2, 2026, the Company issued (a) Convertible Notes in the aggregate principal amount of $5,940,000, reflecting gross proceeds prior to expenses and fees in connection with the offering of $5,500,000 after giving effect to the 8% original issue discount, and (b) Warrants to purchase up to 47,255,369 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) (the “Initial Tranche”). Pursuant to a term sheet entered into between the Company and Ault & Company, Inc., a Delaware corporation and an affiliate of Ault Lending, LLC on February 21, 2026 (the “Ault Term Sheet”), the Company agreed to purchase Series C Redeemable Preferred Stock (the “Ault Preferred Shares”). In connection with the closing of the initial tranche of the Convertible Notes, $1 million of proceeds received by the Company from the Initial Tranche was deposited into an escrow account to be released for the purchase of Ault Preferred Shares on March 2, 2026.

The Convertible Notes carry an 8% original issue discount and have a term of 24 months from the original issuance date (the “Maturity Date”). In addition to the original issue discount, the Convertible Notes bear interest at a rate of 10% per annum, payable in cash upon the Maturity Date or in Class A ordinary shares upon the earlier conversion of the Convertible Notes, unless an event of default occurs, in which case the interest rate shall be increased to eighteen percent (18%) per annum, payable in cash in arrears on the first trading day of each calendar month during the continuance of such event of default. The Convertible Notes are convertible at the option of the holder into Conversion Shares at any time after their issuance. The conversion price is the greater of (x) $0.092 (without giving effect to the reverse share splits in March 2026 and June 2026) (the “Floor Price”), which Floor Price shall be adjusted for share dividends, share splits, stock combinations and other similar transactions, and (y) the lower of 80% of the lowest trading price of the Class A ordinary shares during the six (6) trading days immediately prior to (A) the date of the securities purchase agreement or (B) the conversion date, but not greater than $1.50 per share (without giving effect to the reverse share splits in March 2026 and June 2026), subject to adjustment as provided in the Convertible Notes. The holder’s ability to convert is subject to a beneficial ownership limitation of 4.99% (which may be increased up to 9.99% upon 61 days’ notice). The Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is five years after their issuance. Holders may, in lieu of making the cash payment otherwise contemplated to be made upon the exercise of the Warrants, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined in accordance with the formula set forth therein.

In connection with the foregoing offering, Spartan Capital Securities, LLC acted as the exclusive placement agent and the Company agreed to pay Spartan Capital Securities, LLC a cash commission equal to 7.5% of the aggregate gross proceeds and to reimburse the accountable expenses incurred by the Placement Agent of up to $125,000. In addition, certain employees of Spartan Capital Securities, LLC entered into an agreement with Ault Lending, LLC whereby they are participants in the investment by Ault Lending, LLC into the Company as discussed above and such employees may receive profits as a result of such participation.

On or prior to the thirtieth (30th) calendar day following the date of the securities purchase agreement (or if such day is not a trading day, on the next succeeding trading day), subject to the terms and conditions set forth therein, the Company will issue to the investors (i) additional Convertible Notes in the aggregate principal amount of $5,940,000 (the “Second Tranche”), reflecting gross proceeds prior to expenses and fees in connection with the offering of up to $5,500,000 after giving effect to the 8% original issue discount, and (ii) Warrants to purchase initially up to a number of Warrant Shares equal to 100% of the number of Conversion Shares issuable under the Convertible Note issued in the Second Tranche issued on the closing date of the Second Tranche, subject to adjustment as set forth therein. The securities were offered and sold pursuant to the F-3 Registration Statement, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated February 27, 2026.

As of the date of this registration statement, the Second Tranche has not been completed.

During March 2026, holders exercised a series of partial conversions of the Convertible Notes and exercises of the Warrants. An aggregate principal amount of $375,000 of Convertible Notes, together with approximately $760 of accrued interest, was converted into an aggregate of 3,817,336 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) between March 9, 2026 and March 12, 2026. In addition, holders exercised warrants relating to an aggregate of 25,185,012 underlying warrant shares between March 2, 2026 and April 22, 2026, resulting in the issuance of 31,333,900 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) on a cashless exercise basis. In April, In total, the Company issued 35,151,236 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) in connection with such Convertible Note conversions and Warrant exercises.

As a result of the Reverse Share Splits (As defined and fully described below), the floor price of the Convertible Notes and Warrants, respectively, was adjusted from $0.092 per share to $4.60 per share and the number of Warrant Shares was adjusted from 47,255,369 to 945,108 Class A ordinary shares. Additionally, pursuant to the Convertible Notes, if the Event Market Price (as defined in the Convertible Notes) is less than the Conversion Price (as defined in the Convertible Notes) then in effect, then on the sixteenth (16th) trading day immediately following the Reverse Share Split, the Conversion Price then in effect on such sixteenth (16th) trading day shall be reduced (but in no event increased) to the Event Market Price. Event Market Price means, the quotient determined by dividing (x) the sum of the VWAP of the Class A ordinary shares for each of the five (5) trading days with the lowest VWAP of the Class A ordinary shares during the fifteen (15) consecutive trading day period ending and including the trading day immediately preceding the sixteenth (16th) trading day after the Reverse Share Split, by (y) five (5).

On March 18, 2026, following the Ault Term Sheet, the Company entered into a share purchase agreement (the “Ault Agreement”) with Ault & Company, Inc. Pursuant to the Ault Agreement, the Company agreed to purchase, from time to time, up to 250,000 shares of Ault Preferred Shares. The purchase price is $1,000 per Preferred Share, with each such share having a stated value of $1,000. The Company’s obligation to purchase the Ault Preferred Shares is subject to conditions set forth in the share purchase agreement, as well as the delivery of Drawdown Notices in accordance with the specific procedures further detailed in the share purchase agreement. As of the date of this prospectus, the Company has not purchased any Ault Preferred Shares. The $1 million deposited by the Company on March 2, 2026, remains in the escrow account.

The At-the-Market Offering

On February 27, 2026, the Company entered into an at-the-market sales agreement (the “Sales Agreement”) with Spartan Capital Securities, LLC, serving as the lead sales agent, and Wilson-Davis & Co., Inc., serving as an additional agent, pursuant to which the Company may offer and sell, from time to time at its sole discretion through the sales agents, Class A ordinary shares, no par value, of the Company up to an aggregate offering price of $20 million. Sales of shares under the Sales Agreement, if any, will be affected in accordance with the sales agents’ customary trading and sales practices and applicable laws and regulations. The sales agents are entitled to a commission equal to 3.75% of the gross proceeds from any shares sold under the Sales Agreement, and the Company has agreed to provide customary indemnification and contribution to the Sales Agents. The Company expects to use the net proceeds from the ATM facility to pay off the remaining cash portion for the acquisitions completed in 2025, and for working capital purposes and business expansion for the overseas markets. On June 16, 2026, the Company announced the termination of the ATM facility. The Company raised aggregate net proceeds of $19.1 million from the sale of 152,479,008 Class A ordinary shares (without giving effect to the reverse share splits in March 2026 and June 2026) under the Sales Agreement. The securities were offered and sold pursuant to the F-3 Registration Statement, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated February 27, 2026.

Reverse Splits

On March 13, 2026, the board of directors of the Company approved (i) a reverse share split of the Company’s Class A ordinary shares at a ratio of 1-for-50 (the “March 2026 Reverse Share Split”), such that (a) every fifty (50) issued Class A ordinary shares, no par value, will be combined into one (1) issued Class A ordinary share, no par value, and (b) no fractional shares will be issued in connection with the Reverse Share Split. Shareholders who would otherwise receive a fraction of a Class A ordinary share of the Company will receive one full share. The March 2026 Reverse Share Split became effective on March 23, 2026.

On June 12, 2026, the board of directors of the Company approved (i) a reverse share split of the Company’s Class A ordinary shares at a ratio of 1-for-30 (the “June 2026 Reverse Share Split”), such that (a) every thirty (30) issued Class A ordinary shares, no par value, will be combined into one (1) issued Class A ordinary share, no par value, and (b) no fractional shares will be issued in connection with the Reverse Share Split. Shareholders who would otherwise receive a fraction of a Class A ordinary share of the Company will receive one full share. The June 2026 Reverse Share Split became effective on June 23, 2026.

Summary of Significant Risk Factors

You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks and uncertainties we face, organized under relevant headings. Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:

Risks related to Our Business and Industry

●	Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our key customers for our manpower outsourcing and cleaning service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations.”

●	We depend on a small number of individuals who constitute our current management. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We depend on a small number of individuals who constitute our current management.”

●	Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings.”

●	We may not be able to maintain and/or obtain approvals, licenses, and registrations necessary to carry on or expand our business. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may not be able to maintain and/or obtain approvals, licenses and registrations necessary to carry on or expand our business.”

●	We may from time to time be subject to legal and regulatory proceedings and administrative investigations. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may from time to time be subject to legal and regulatory proceedings and administrative investigations.”

●	Misconduct and errors by our employees could harm our business and reputation. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Misconduct and errors by our employees could harm our business and reputation.”

●	We may incur employment related claims or other types of claims and costs that could materially harm our business. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may incur employment related claims or other types of claims and costs that could materially harm our business.”

●	We operate in a highly competitive industry and may be unable to retain customer or market share. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We operate in a highly competitive industry and may be unable to retain customers or market share.”

●	Our manpower outsourcing business model has a short cashflow conversion cycle. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our manpower outsourcing business model has a short cashflow conversion cycle.”

●	Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner.”

●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively.”

●	If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.”

●	Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal, and operational consequences.”

●	We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer.”

●	We rely on certain technology and software licensed from third parties. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We rely on certain technology and software licensed from third parties.”

●	Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.”

●	Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.”

●	We may be unable to effectively consolidate our recently acquired subsidiaries. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Business and Industry — We may be unable to effectively consolidate our recently acquired subsidiaries.”

Risks Related to Our Securities

●	We may not maintain the listing of our Class A ordinary shares on Nasdaq which could limit investors’ ability to make transactions in our Class A ordinary shares and subject us to additional trading restrictions. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We may not maintain the listing of our Class A Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Shares and subject us to additional trading restrictions.”

●	The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — The trading price of our Class A Shares may be volatile, which could result in substantial losses to investors.”

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares, the market price for our Class A ordinary shares and trading volume could decline. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.”

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares for a return on your investment. You may not realize a return on your investment in our shares and you may even lose your entire investment. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.”

●	Short selling may drive down the market price of our Class A ordinary shares. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Short selling may drive down the market price of our Class A Shares.”

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.”

●	As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders..”

●	As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a company incorporated in the BVI, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.”

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.”

●	We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A ordinary shares less attractive to investors. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Shares less attractive to investors.”

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.”

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.”

●	Further issuances of Class B ordinary shares may result in a dilution of the percentage ownership of the existing holders of Class A ordinary shares as a total proportion of ordinary shares in the Company. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A ordinary shares as a total proportion of ordinary shares in the Company.”

●	As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Listing standards. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Listing standards.”

●	Our stock option plan may adversely impact our financial results, and, in turn, could adversely impact the trading price of our Class A ordinary shares. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — As a company incorporated in the British Virgin Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Listing standards.”

●	We may fail to maintain compliance with the continued listing requirements of the Nasdaq Capital Market in the future, which could lead to the delisting of our Class A ordinary shares. See “Item 3. Key Information - D. Risk Factors — Risks related to Our Securities — We may fail to maintain compliance with the continued listing requirements of the Nasdaq Capital Market in the future, which could lead to the delisting of our Class A ordinary shares.”

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We are required to file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Our director and Chief Executive Officer, Xiaowei Fu, beneficially owns approximately 99.98% of our voting power as of the date of this prospectus and we are a “controlled company” as defined under the Nasdaq Listing Rules. For so long as we are a “controlled company”, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our Class A ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our Class A ordinary shares.

Corporate Information

YY Group Holding Limited was incorporated in the British Virgin Islands on February 21, 2023. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our principal executive office is at 60 Paya Lebar Road #09-13/14/15/16/17 Paya Lebar Square Singapore 409051. Our telephone number at this location is +65 6604 6896. Our principal website address is yygroupholding.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Class A ordinary shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Even if our board of directors has the discretion regarding whether to declare or pay dividends, the form, frequency and amount of the dividends, subject to certain restrictions under the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, including: (a) all dividends must be authorized by a resolution of directors (being a simple majority of directors at a duly convened meeting or by written resolution in each case in accordance with the Amended and Restated Memorandum and Articles of Association), by which our board of directors may authorize a distributions at any time and in any amount they think fit and set a record date (which may be before or after the date on which the board resolutions are passed) for determining the shareholders to be paid; (ii) our board of directors may only authorize payment of a dividend if they are satisfied (on reasonable grounds) that the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due (the “Solvency Test”) immediately after paying the dividend; (iii) if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized; (iv) the directors must notify each shareholder of any dividend authorized by them; (v) no interest accrues on any dividend; and (vi) if a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

In the event we consider distributing a dividend in the future, our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our shares

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Class B Share confers on the holder no right to share in the distribution of any surplus assets of the Company on its liquidation and no right to share in any distribution paid by the Company in accordance with the Companies Act and the Amended and Restated Memorandum and Articles of Association.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus before making an investment in our Class A ordinary shares, including the section entitled “Item 3.D. Risk Factors” in our 2025 Annual Report incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Class A ordinary shares could decline and you could lose all or part of your investment.

The issuance of additional Class A ordinary shares or convertible securities may dilute your ownership and could adversely affect the share price.

From time to time in the future, we may issue additional Class A ordinary shares or securities convertible into Class A ordinary shares pursuant to a variety of transactions, including acquisitions. Additional ordinary shares may also be issued upon exercise of outstanding stock options and warrants to purchase Class A ordinary shares. The issuance by us of additional Class A ordinary shares or securities convertible into Class A ordinary shares would dilute your ownership in us and the sale of a significant number of such shares in the public market could adversely affect prevailing market prices of our Class A ordinary shares.

Issuing additional Class A ordinary shares of YY Group Holding Limited, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of our Class A ordinary shares, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of our Class A ordinary shares bear the risk that our future offerings may reduce the market price of our Class A ordinary shares and dilute their percentage ownership.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for business expansion, potential acquisitions, working capital, and other general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more of transactions:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	any public offering price or purchase price of the securities or other consideration therefor,

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, subscription rights, warrants and/or units consisting of two or more of these classes or series of securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000.

DESCRIPTION OF ORDINARY SHARES

General

As of the date of this prospectus, under our amended and restated memorandum of association, the authorized shares of the Company consist of an unlimited number of shares, divided into Class A ordinary shares of no-par value, and Class B ordinary shares of no-par value (up to a maximum of 5,000,000 Class B ordinary shares) and there are 3,201,764 Class A ordinary shares and 5,000,000 Class B ordinary shares issued and outstanding as of the date of the prospectus.

A description of our ordinary shares can be found under the heading “Exhibit 2.1. Description of Securities” in our 2025 Annual Report, and any amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A ordinary shares, or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Class A ordinary shares, debt securities or any combination of these securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material British Virgin Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and a warrant agent (if applicable) may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A ordinary shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

We will incur SEC registration fee, printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

We are being represented by Ellenoff Grossman& Schole LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A ordinary shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Mourant Ozannes (British Virgin Islands). Certain legal matters as to Singapore law will be passed upon for us by Triangle Legal LLC. Certain legal matters as to Malaysian law will be passed upon for us by HL Tan Lim & Partners. Ellenoff Grossman & Schole LLP may rely upon Mourant Ozannes (British Virgin Islands) with respect to matters governed by British Virgin Islands law, Triangle Legal LLC with respect to matters governed by Singapore law, and HL Tan Lim & Partners with respect to matters governed by Malaysian law.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus to the 2025 Annual Report, have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza, Suite 830, New York, NY 10001, United States.

ENFORCEMENT OF CIVIL LIABILITIES

British Virgin Islands

We have been advised by our BVI legal counsel, Mourant Ozannes (British Virgin Islands), that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy). A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. The United States is not a country to which the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore applies, and accordingly a judgment of a United States court cannot be registered for enforcement under that Act and may only be enforced, if at all, by way of a fresh common law action for the judgment debt. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgment to which the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

Malaysia

There is an element of uncertainty regarding the recognition or enforcement of judgments obtained against us, our directors, or officers by United States courts, based on the civil liability provisions of US securities laws or state laws. It is also unclear whether the courts in Malaysia would entertain original actions brought against us, our directors, or officers, based on the securities laws of the United States.

Be it as it may, the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. The United States is not listed as a reciprocating country in the First Schedule to REJA. To enforce a judgment issued in the United States in Malaysia under Malaysian common law principles, fresh proceedings must be initiated in a Malaysia court. There are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file Annual Reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Reports on Form 6-K furnished to the SEC on April 28, 2026, June 16, 2026, June 24, 2026, and June 29, 2026; and

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 21, 2026, as amended by Amendment No. 1 to Form 20-F filed with the SEC on April 24, 2026; and

●	the description of our Class A ordinary shares contained in our registration statement on Form 8-A filed on April 18, 2024 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Zhi Yong (Jason) Phua

YY Group Holding Limited

60 Paya Lebar Road

#09-13/14/15/16/17

Paya Lebar Square

Singapore 409051

Tel: +65 9842 0085

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2025.

Up to $20,000,000 of Class A Ordinary Shares

YYForce Inc.

Prospectus Supplement